This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Adjustable Rate Mortgages Trust 2006-OA1 Mortgage Pass-Through Certificates

MBS New Issue Term Sheet

MASTR Adjustable Rate Mortgages Trust
2006-OA1
(ISSUING ENTITY)

Mortgage Pass-Through Certificates

$1,111,556,000

(APPROXIMATE, SUBJECT TO A +/- 5% VARIANCE)

Mortgage Asset Securitization Transactions, Inc.

(DEPOSITOR)

Wells Fargo Bank, N.A.

(MASTER SERVICER AND TRUST ADMINISTRATOR)

UBS Real Estate Securities Inc.

(TRANSFEROR/SPONSOR)

MASTR Adjustable Rate Mortgages Trust 2006-OA1
Mortgage Pass-Through Certificates
$1,111,556,000

Structure Overview

Class(1)	Pass-Through Rate	Approx. Size(2)	Certificate Type	Expected WAL (years) Call(3) / Mat(3)	Expected Payment Window Start - Call(3) - Mat(3)	Legal Final Distribution Date	Expected Ratings S&P / Moody’s
1-A-1	(4)	$227,456,000	Super Senior, Pass-Through	3.42 / 3.43	1 - 189 - 215	April 2046	AAA/Aaa
1-A-2	(4)	$113,728,000	Super Senior, Senior Support, Pass-Through	3.42 / 3.43	1 - 189 - 215	April 2046	AAA/Aaa
1-A-3	(4)	$37,910,088	Senior Support, Pass-Through	3.42 / 3.43	1 - 189 - 215	April 2046	AAA/Aaa
2-A-1	(5)	$261,919,984	Senior, Pass-Through	3.51 / 3.52	2 - 189 - 215	April 2046	AAA/Aaa
3-A-1	(6)	$190,053,000	Super Senior, Pass-Through	3.33 / 3.33	2 - 174 - 174	April 2046	AAA/Aaa
3-A-2	(6)	$95,027,000	Super Senior, Senior Support, Pass-Through	3.33 / 3.33	2 - 174 - 174	April 2046	AAA/Aaa
3-A-3	(6)	$31,675,749	Senior Support, Pass-Through	3.33 / 3.33	2 - 174 - 174	April 2046	AAA/Aaa
4-A-1	(4)	$40,994,508	Super Senior, Pass-Through	3.34 / 3.34	1 - 189 - 199	April 2046	AAA/Aaa
4-A-2	(4)	$20,497,254	Super Senior, Senior Support, Pass-Through	3.34 / 3.34	1 - 189 - 199	April 2046	AAA/Aaa
4-A-3	(4)	$6,832,418	Senior Support, Pass-Through	3.34 / 3.34	1 - 189 - 199	April 2046	AAA/Aaa
X	(7)	(8)	Senior, Interest Only	N/A	2 - 174 - 174	April 2046	AAA/Aaa
XN	(9)	(10)	Senior, Interest Only	N/A	2 - 189 - 199	April 2046	AAA/Aaa
M-1(11)	(12)	$26,811,000	Mezzanine	6.39 / 6.39	1 - 146 - 146	April 2046	TBD/TBD
M-2(11)	(12)	$19,550,000	Mezzanine	6.28 / 6.28	1 - 133 - 133	April 2046	TBD/TBD
M-3(11)	(12)	$8,379,000	Mezzanine	6.16 / 6.16	1 - 119 - 119	April 2046	TBD/TBD
M-4(11)	(12)	$13,964,000	Mezzanine	5.98 / 5.98	1 - 110 - 110	April 2046	TBD/TBD
M-5(11)	(12)	$5,586,000	Mezzanine	5.67 / 5.67	1 - 91 - 91	April 2046	TBD/TBD
M-6(11)	(12)	$8,379,000	Mezzanine	5.26 / 5.26	1 - 80 - 80	April 2046	TBD/TBD
M-7(11)	(12)	$2,793,000	Mezzanine	4.20/ 4.20	1 - 61 - 61	April 2046	TBD/TBD

Notes:

(1)	The Certificates are backed by the cash flow from a pool consisting of four groups of first lien, adjustable-rate mortgage loans.
(2)	The Approximate Size is subject to a permitted variance of plus or minus 5%.
(3)

Shown to the Pricing Prepayment Speed in this term sheet and assuming that the Certificates are purchased on the Closing Date and that one-month LIBOR, one-year MTA and COFI remain at a constant rate of 4.83%, 3.89% and 3.35% and shown to the Optional Termination Date and to maturity.

(4)

The Pass-Through Rate on any Distribution Date with respect to these classes of certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related margin, which will increase to twice the initial margin after the Optional Termination Date (as defined herein) if the certificates are not called and (ii) the related Net Rate Cap (as defined herein).  In addition, each class of these certificates will be entitled to proceeds from an interest rate cap contract, as described under “Payment of Interest—Cap Contract” in this term sheet.

(5)

The Pass-Through Rate on the first Distribution Date with respect to this class of certificates will be per annum rate equal to the related Net Rate Cap, and on any Distribution Date thereafter with respect to this class of certificates will be a per annum rate equal to the excess, if any, of (i) the related Net Rate Cap over (ii) 0.23% per annum.  In addition, this class of certificates will be entitled to proceeds from an interest rate cap contract, as described under “Payment of Interest—Cap Contract” in this term sheet.

(6)

The Pass-Through Rate on the first Distribution Date with respect to this class of certificates will be per annum rate equal to the related Net Rate Cap, and on any Distribution Date thereafter with respect to this class of certificates will be a per annum rate equal to the lesser of (i) one-year MTA for the related accrual period plus the related margin and (ii) the related Net Rate Cap (as defined herein).  In addition, each class of these certificates will be entitled to proceeds from an interest rate cap contract, as described under “Payment of Interest—Cap Contract” in this term sheet.

(7)

The Pass-Through Rate on any Distribution Date with respect to this class of certificates will be a per annum rate equal to the excess, if any of (i) the related Net Rate Cap over (ii) one-year MTA for the related accrual period plus 1.00% per annum.  In addition, this class of certificates will be entitled to proceeds from an interest rate cap contract, as described under “Payment of Interest—Cap Contract” in this term sheet.

(8)

The Class X Certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class X Notional Amount (initially, $316,755,749), as described in this term sheet.

(9)

The Pass-Through Rate on any Distribution Date with respect to this class of certificates will be a per annum rate equal to the excess, if any of (i) the related Net Rate Cap over (ii) one-month LIBOR for the related accrual period (based on a 360-day year and the actual number of days that elapsed in the related accrual period) plus 0.350%, for any Distribution Date on or prior to the Optional Termination Date, or plus 0.700%, for any Distribution Date after the Optional Termination Date if the certificates are not called.  In addition, this class of certificates will be entitled to proceeds from an interest rate cap contract, as described under “Payment of Interest—Cap Contract” in this term sheet.

(10)

The Class XN Certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class XN Notional Amount (initially, $68,324,179), as described in this term sheet.

(11)	These certificates are not expected to receive any principal distributions prior to the Stepdown Date.
(12)

The Pass-Through Rate on any Distribution Date with respect to these classes of certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related margin, which will increase to the product of 1.5 multiplied by the initial margin after the Optional Termination Date if the certificates are not called and (ii) the related Net Rate Cap.  In addition, each class of these certificates will be entitled to proceeds from an interest rate cap contract, as described under “Payment of Interest—Cap Contract” in this term sheet.

Transaction Highlights

·

The Loans consist of adjustable-rate, first lien, residential Loans, substantially all of which are negatively amortizing.

·

The transaction consists of a Senior / Mezz / OC structure.

·

The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization and Excess Interest.  The Credit Enhancement information shown below is approximate and subject to +/- 0.50% variance.

·

None of the Loans are classified as “High Cost” loans.

·

All numbers and percentages herein relating to the Loans are as of the Cut-off Date.

·

The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

·

Bloomberg:  MARM 2006-OA1

·

Intex:  MARM6OA1

Transaction Overview

Issuing Entity:	MASTR Adjustable Rate Mortgages Trust 2006-OA1
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Transferor/Sponsor:	UBS Real Estate Securities Inc.
Master Servicer, Trust Administrator and Custodian:	Wells Fargo Bank, N.A.
Originators:	American Home Mortgage Corp. is the Loan Seller with respect to 95.42% of the Loans.
Servicers:	American Home Mortgage Servicing Inc. is the Servicer with respect to 95.42% of the Loans.
Trustee:	U.S. Bank, National Association
Cap Provider:	TBD
Lead Underwriter:	UBS Securities LLC
Certificates:

The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class X and Class XN Certificates, (collectively referred to herein as the “Senior Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, (collectively referred to herein as the “Mezzanine Certificates”), the Class P Certificates, the Class R Certificates and the Class C Certificates. The Certificates are backed by a pool consisting of four groups of first lien, adjustable-rate mortgage loans (the “Loans”).

Offered Certificates:	The Senior and Mezzanine Certificates.
Non-Offered Certificates:	The Class C, Class R and Class P Certificates (retained by UBS Securities LLC).
Subordinate Certificates:	The Mezzanine Certificates and the Class C Certificates.
Group 1 Certificates:	The Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates.
Group 2 Certificates:	The Class 2-A-1 Certificates.
Group 3 Certificates:	The Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates.
Group 4 Certificates:	The Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates.
Interest-Only Certificates:	The Class X and Class XN Certificates.
LIBOR Certificates:	The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 4-A-1, Class 4-A-2, Class 4-A-3 Certificates and the Mezzanine Certificates.
MTA Certificates:	The Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates.
Delay Certificates:	The Class 2-A-1 Certificates, the MTA Certificates and the Class X Certificates.
No Delay Certificates:	The LIBOR Certificates and the Class XN Certificates.
Collateral:

As of March 1, 2006, the Loans will consist of approximately 3,187 adjustable-rate, first lien, closed-end, mortgage loans totaling approximately $1,117,141,591.  The Loans are divided into four loan groups (“Loan Group 1”, “Loan Group 2”, “Loan Group 3” and “Loan Group 4”, and each, a “Loan Group”).  For more information regarding the Loans, see Annex II attached to this term sheet.

Expected Pricing Date:	On or about April 11, 2006
Expected Closing Date:	On or about April 18, 2006
Cut-off Date:	March 1, 2006
Record Date:

With respect to any Distribution Date and the Delay Certificates, the last day of the month immediately preceding the month in which the Distribution Date occurs.  With respect to any Distribution Date and the No Delay Certificates, the Record Date is the business day immediately preceding each Distribution Date.  Payments on each Distribution Date, including the first Distribution Date, will be made only to Certificateholders of record as of the related Record Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in April 2006.
Determination Date:

The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:	The calendar month preceding the month in which the related Remittance Date occurs.
Accrual Period:

With respect to any Distribution Date and the Delay Certificates, the calendar month preceding the month in which such Distribution Date occurs (calculated on a 30/360 day basis).  With respect to the first Distribution Date and the No Delay Certificates, the period from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date (calculated on an actual/360 day basis).

Optional Termination:

The holder of the Class C Certificates may, at its option, direct the Master Servicer to purchase all but not less than all of the Loans in the trust on any Distribution Date on or after the first date on which the current aggregate scheduled principal balance, as of that date of determination, is 1% or less than the aggregate scheduled principal balance of the Loans as of the Cut-off Date.

Optional Termination Date:

The first Distribution Date on which the aggregate principal balance of the Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 1% of the aggregate principal balance of the Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced to a prepayment speed of 25% CPR.
ERISA:

The Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 4-A-1, Class X and Class XN Certificates will be ERISA eligible as of the Closing Date.  The remaining Offered Certificates may only be purchased by plan investors that are certain insurance company general accounts.

SMMEA:

The Senior Certificates and any Mezzanine Certificates that are rated in one of the top two rating categories of either Rating Agency are expected to constitute “mortgage related securities” for purposes of SMMEA.  The remaining Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Taxation:	The Issuing Entity will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof; provided certificates must be purchased in minimum total investments of $100,000.
American Home Trigger Event:

Under the Servicing Agreement related to American Home Servicing, in addition to the events of default described in the prospectus supplement for each servicer, an event of default will also occur if delinquencies and losses on the Loans serviced by American Home Servicing exceed certain percentages specified in the related prospectus supplement.

Interest

Advances:

The Servicer is required to advance delinquent payments of principal and interest on the Loans to the extent such amounts are deemed recoverable.  The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:	The Pass-Through Rate with respect to each class of Certificates is set forth in the table beginning on page 3 of this term sheet.
Notional Amount:

With respect to the Class X Certificates and any Distribution Date, an amount equal to the aggregate Class Principal Balance of the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in each case, immediately prior to the Distribution Date.

With respect to the Class XN Certificates and any Distribution Date, an amount equal to the aggregate Class Principal Balance of the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, in each case, immediately prior to the Distribution Date.

Margins:	The margin with respect to each Class of LIBOR Certificates and MTA Certificates is as follows:

Class	Margin

	(1)	(2)
Class 1-A-1	0.210%	0.420%
Class 1-A-2	0.250%	0.500%
Class 1-A-3	0.310%	0.620%
Class 3-A-1	0.940%	0.940%
Class 3-A-2	0.940%	0.940%
Class 3-A-3	0.940%	0.940%
Class 4-A-1	0.210%	0.420%
Class 4-A-2	0.250%	0.500%
Class 4-A-3	0.310%	0.620%
Class M-1	0.430%	0.645%
Class M-2	0.450%	0.675%
Class M-3	0.500%	0.750%
Class M-4	0.800%	1.200%
Class M-5	0.900%	1.350%
Class M-6	1.750%	2.625%
Class M-7	2.500%	3.750%
__________ (1) For any Distribution Date occurring on or prior to the Optional Termination Date. (2) For any Distribution Date occurring after the Optional Termination Date.

Available Funds:

For any Distribution Date and any Loan Group is equal to the sum of (a) Interest Remittance Amount for that Loan Group and Distribution Date and (b) the Principal Remittance Amount for that Loan Group and Distribution Date.

Prepayment Interest Shortfall:

With respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the net mortgage rate on the Scheduled Principal Balance of the Loan, if such Loan was prepaid in full, or partial payment, if such Loan was not prepaid in full, as applicable, and (b) the excess of (i) the amount of interest actually received with respect to the portion of such Loan that was prepaid during the related Prepayment Period over (ii) the product of the servicing fee rate and the Scheduled Principal Balance of the Loan.

Compensating Interest:

For any Distribution Date and any servicer is an amount required to be paid by such servicer under the related servicing agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date.  The amount of such Compensating Interest payments is generally limited to the aggregate servicing fees due to the applicable servicer for such Distribution Date.  If any servicer fails to make its required Compensating Interest payment on any Distribution Date, the master servicer will be required to make such Compensating Interest payment to the same extent that such servicer was required to make such Compensating Interest payment.

Interest Remittance Amount:

For any Distribution Date and any Loan Group is equal to:

(a)

the sum, without duplication, of:

(1)

all scheduled interest on the Loans in that Loan Group due on the related Due Date that are received on or prior to the related Determination Date, less the related Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

(2)

all interest on prepayments on the Loans in that Loan Group, other than Prepayment Interest Excess,

(3)

all Advances relating to interest in respect of the Loans in that Loan Group,

(4)

amounts paid by any servicer or the master servicer in respect of Compensating Interest for that Loan Group, and

(5)

liquidation proceeds on the Loans in that Loan Group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b)

all non-recoverable Advances in respect of the Loans in that Loan Group relating to interest and certain expenses reimbursed since the prior Due Date.

Current Interest:

With respect to each class of Offered Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance or Notional Amount, as applicable, of such class immediately prior to such Distribution Date.

Interest Carry Forward Amount:

With respect to each class of Offered Certificates and each Distribution Date, is the excess of:

(a)

Current Interest for such class with respect to prior Distribution Dates, over

(b)

the amount actually distributed to such class with respect to interest on prior Distribution Dates.

Net Mortgage Rate:

With respect to any Distribution Date and each Loan, the Mortgage Rate thereof as of the due date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date) less the related servicing fee rate and any lender paid mortgage insurance premiums for such Loan (expressed as a per annum percentage of its stated principal balance).

Net WAC:

For any Distribution Date and any Loan Group is the weighted average of the Net Mortgage Rate of each Loan in that Loan Group, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Available Funds Rate Cap:

For any Distribution Date and the following classes of certificates is:

(a)

with respect to the Senior Certificates, the product of:

(i)

the Available Funds for the related Loan Group, and

(ii)

a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Loans in that Loan Group as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), and

(b)

with respect to the Mezzanine Certificates, the sum of the following for each Loan Group, the product of:

(i)

the Available Funds for the related Loan Group,

(ii)

a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Loans in that Loan Group as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), and

(iii)

a fraction:

(x)

the numerator of which is the related Subordinated Portion immediately prior to that Distribution Date; and

(y)

the denominator of which is the greater of:

(1)

such Subordinated Portion; and

(2)

the excess of:

(A)

the aggregate Stated Principal Balance of the Loans as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), over

(B)

the aggregate Certificate Principal Balance of the Senior Certificates (other than the Interest Only Certificates) immediately prior to that Distribution Date.

Net Rate Cap:

For each Distribution Date and the following classes of certificates is:

(a)

with respect to any class of No Delay Certificates (other than the Mezzanine Certificates), the product of:

(i)

the lesser of:

(x)

the Net WAC for the related Loan Group, and

(y)

the related Available Funds Rate Cap, and

(ii)

a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period,

(b)

with respect to any class of Delay Certificates, the lesser of:

(i)

the Net WAC for the related Loan Group, and

(ii)

the related Available Funds Rate Cap,

(c)        with respect to the Mezzanine Certificates, the product of:

(i)

the lesser of

(x)

the sum of the following for each Loan Group: the product of:

(1)

the Net WAC for the related Loan Group; and

(2)

a fraction:

(A)

the numerator of which is the related Subordinated Portion immediately prior to that Distribution Date; and

(B)

the denominator of which is the greater of:

1.

such Subordinated Portion; and

2.

the excess of:

a.

the aggregate Stated Principal Balance of the Loans as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), over

b.

the aggregate Certificate Principal Balance of the Senior Certificates (other than the Interest Only Certificates) immediately prior to that Distribution Date; and

(y)

the related Available Funds Rate Cap, and

(ii)

a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

Subordinated Portion:

For any Distribution Date and any Loan Group, an amount equal to the aggregate Stated Principal Balance of the Loans in the related Loan Group as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) minus the aggregate Certificate Principal Balance of the related Senior Certificates (other than the Interest Only Certificates) immediately prior to such Distribution Date.

Net Rate Carryover:

For each class of Offered Certificates (other than the Interest Only Certificates) on any Distribution Date is equal to the sum of:

(a)

the excess, if any, of:

(i)

 the amount of interest that such class would have accrued for such Distribution Date had the Pass- Through Rate for that class and the related Accrual Period not been calculated based on the related Net Rate Cap, over

(ii)      the amount of interest such class accrued on such Distribution Date based on the related Net Rate Cap, and

(b)

the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap).

For each class of Interest Only Certificates on any Distribution Date is equal to the sum of:

(a)        the excess, if any, of:

(i)

the amount of interest that such class would have accrued for such Distribution Date if the related Net Rate Cap had been equal to the Net WAC for the related Loan Group, over

(ii)       the amount of interest such class accrued on such Distribution Date based on the actual related Net Rate Cap, and

(b)           the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the

                Net WAC for the related Loan Group).

Cap Contract:

For each Distribution Dates on and after the Distribution Date in March 2009 to and including the Distribution Date in May 2016, each class of the Offered Certificates will have the benefit of a cap contract to pay amounts in respect of Unpaid Realized Loss Amounts and Net Rate Carryover on such certificates.  The Cap Contract requires the counterparty to make a payment to the extent one-month LIBOR (as set forth in the Cap Contract) for any Accrual period (subject to a ceiling rate) exceeds the rate set forth in the Cap Contract (and set forth in Annex I to this term sheet, along with the ceiling rate), multiplied by the notional amount set forth in such Cap Contract (and set forth in Annex I to this term sheet) and adjusted for the actual number of days in the related accrual period.  Cap payments, if any, made by the counterparty will be deposited in the Cap Contract Reserve Account and will be available for distribution in respect of Unpaid Realized Loss Amounts and Net Rate Carryovers on the Offered Certificates, as set forth in this term sheet. Any excess amounts received under the cap contracts in excess of amounts required to pay Unpaid Realized Loss Amounts and Net Rate Carryover on any Distribution Date will be distributed to the holders of the Class C Certificates and will not be available for the payment of Unpaid Realized Loss Amounts and Net Rate Carryover on the Offered Certificates on future Distribution Dates.

Deferred Interest:

With respect to each Loan and each related Due Date, the excess, if any, of the amount of interest accrued on such Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the mortgage rates of the Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the payment caps, in either case, resulting in negative amortization.

Principal

Principal Remittance Amount:

For any Distribution Date and any Loan Group is equal to:

(a)

the sum, without duplication, of:

(1)

the scheduled principal collected or advanced on the Loans in that Loan Group with respect to the related Due Date,

(2)

prepayments on the Loans in that Loan Group collected in the related Prepayment Period,

(3)

the Stated Principal Balance of each Loan in that Loan Group that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

(4)

any Substitution Adjustment Amounts in respect of Loans in that Loan Group, and

(5)

all liquidation proceeds in respect of Loans in that Loan Group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Loans in that Loan Group received during the related Prepayment Period, minus

(b)

all non-recoverable Advances relating to principal on the Loans in that Loan Group and certain expenses reimbursed since the prior Due Date.

Prepayment Period:	For any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.
Principal Distribution Amount:

With respect to each Distribution Date, is the excess, if any, of:

(a)

the aggregate Certificate Principal Balance of the certificates (other than the Interest Only Certificates) immediately prior to such Distribution Date, over

(b)

the excess, if any, of (a) the aggregate Stated Principal Balance of the Loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period), over (b) the Overcollateralization Target Amount for such Distribution Date.

Group 1 Principal Distribution Amount:

The “Group 1 Principal Distribution Amount,” with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

Group 2 Principal Distribution Amount:

The “Group 2 Principal Distribution Amount,” with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

Group 3 Principal Distribution Amount:

The “Group 3 Principal Distribution Amount,” with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 3 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

Group 4 Principal Distribution Amount:

The “Group 4 Principal Distribution Amount,” with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 4 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

Group Principal Distribution Amount:	Any of the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount, the Group 3 Principal Distribution Amount and the Group 4 Principal Distribution Amount, as applicable.
Stated Principal Balance:

For any Loan and Due Date, the unpaid principal balance of the Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a Liquidated Loan is zero.

Pool Principal Balance:	The aggregate of the Stated Principal Balances of the Loans.
Senior Principal Distribution Amount:

For any Distribution Date, will equal the excess of:

(a)

the aggregate Certificate Principal Balance of the Senior Certificates (other than the Interest Only Certificates) immediately prior to such Distribution Date, over

(b)

the lesser of (A) the product of (i) (x) approximately 79.6248504470% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in April 2012 or (y) approximately 83.6998803576% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in April 2012 and (ii) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

Group 1 Senior Principal Distribution Amount:

With respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

Group 2 Senior Principal Distribution Amount:

With respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

Group 3 Senior Principal Distribution Amount:

With respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 3 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

Group 4 Senior Principal Distribution Amount:

With respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 4 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

Group Senior Principal Distribution Amount:

Any of the Group 1 Senior Principal Distribution Amount, the Group 2 Senior Principal Distribution Amount, the Group 3 Senior Principal Distribution Amount and the Group 4 Senior Principal Distribution Amount, as applicable.

Initial Target Subordination Percentage and Stepdown Target Subordination Percentage:

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for each class of Mezzanine Certificates will equal the respective percentages indicated in the following table:

Class	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage (1)	Stepdown Target Subordination Percentage (2)
Class M-1	5.7500849961%	14.3752386609%	11.5001909287%
Class M-2	4.0000830127%	10.0002337024%	8.0001869619%
Class M-3	3.2500437995%	8.1251356693%	6.5001085354%
Class M-4	2.0000679582%	5.0001960662%	4.0001568530%
Class M-5	1.5000418161%	3.7501307108%	3.0001045686%
Class M-6	0.7500026028%	1.8750326777%	1.5000261422%
Class M-7	0.4999895318%	1.2500000000%	1.0000000000%

______

(1)  For any Distribution Date occurring on or after the Distribution Date in April 2009 and prior to the Distribution Date occurring in April 2012.

(2)  For any Distribution Date occurring on or after the Distribution Date in April 2012.

The Initial Target Subordination Percentages will not be used to calculate distributions on the Mezzanine Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Mezzanine Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Mezzanine Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Certificate Principal Balance of any class(es) of certificates subordinate to the subject class plus the initial related Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date.

OC Floor:	An amount equal to 0.50% of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date.

Overcollateralization Target Amount:

With respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in April 2012, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in April 2012, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor;

provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

Stepdown Date:

The earlier to occur of:

(a)

the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates (other than the Interest Only Certificates) is reduced to zero, and

(b)

the later to occur of (x) the Distribution Date in April 2009 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Class Certificate Balance of the Senior Certificates (other than the Interest Only Certificates) immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) approximately 20.3751495531% on any Distribution Date prior to the Distribution Date in April 2012 and (b) approximately 16.3001196424% on any Distribution Date on or after the Distribution Date in April 2012.

Trigger Event:

A “Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

Delinquency Trigger Event:

A “Delinquency Trigger Event” is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Loans equals or exceeds the product of (i) a certain percentage expected to be within the range of 20% to 28% and the Senior Enhancement Percentage for any Distribution Date prior to the Distribution Date in April 2011 and (ii) a certain percentage expected to be within the range of 26% to 34% and the Senior Enhancement Percentage for any Distribution Date on or after the Distribution Date in April 2011.

Senior Enhancement Percentage:

With respect to any Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

(a)

the numerator of which is the excess of:

(1)

the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date over

(2)

(x) before the aggregate Class Certificate Balance of the Senior Certificates (other than the Interest Only Certificates) has been reduced to zero, the aggregate Class Certificate Balance of the Senior Certificates (other than the Interest Only Certificates), or (y) after such time, the Class Certificate Balance of the most senior class of Mezzanine Certificates outstanding, as of the Business Day immediately preceding the Distribution Date in the calendar month prior to the month of such Distribution Date, and

(b)

the denominator of which is the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date.

Cumulative Loss Trigger Event:

A “Cumulative Loss Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Loans from (and including) the cut-off date for each such Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Loans, as set forth below:

Distribution Date	Percentage
April 2008 – March 2009

a certain percentage expected to be within a range of 0.10% to 0.20% with respect to April 2008, plus an additional 1/12th of the excess of the percentage specified below for April 2009 over the percentage specified above for April 2008, for each month thereafter through March 2009

April 2009 – March 2010

a certain percentage expected to be within a range of 0.40% to 0.50% with respect to April 2009, plus an additional 1/12th of the excess of the percentage specified below for April 2010 over the percentage specified above for April 2009, for each month thereafter through March 2010

April 2010 – March 2011

a certain percentage expected to be within a range of 0.70% to 0.90% with respect to April 2010, plus an additional 1/12th of the excess of the percentage specified below for April 2011 over the percentage specified above for April 2010, for each month thereafter through March 2011

April 2011 – March 2012

a certain percentage expected to be within a range of 1.00% to 1.30% with respect to April 2011, plus an additional 1/12th of the excess of the percentage specified below for April 2012 over the percentage specified above for April 2011, for each month thereafter through March 2012

April 2012 – March 2013

a certain percentage expected to be within a range of 1.50% to 1.80% with respect to April 2012, plus an additional 1/12th of the excess of the percentage specified below for April 2013 over the percentage specified above for April 2012, for each month thereafter through March 2013

April 2013 and thereafter	a certain percentage expected to be within a range of 1.65% to 1.95%

Unpaid Realized Loss Amount:

For any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

Rolling Sixty-Day Delinquency Rate:	With respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates and Distribution Date and the two immediately preceding Distribution Dates.
Sixty-Day Delinquency Rate:

With respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Loans that were 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Realized Loss:

With respect to any Distribution Date and any defaulted Loan, is the excess of the Stated Principal Balance of such defaulted Loan over the liquidation proceeds allocated to principal that have been received with respect to such Loan on or at any time prior to the Due Date after such Loan has been liquidated.

Subsequent Recoveries:

Unexpected recoveries received after the determination by the related servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the related servicer in connection with the liquidation of any Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Distribution of Available Funds

On each Distribution Date, the aggregate Available Funds for all of the Loan Groups will be distributed in the following amounts and order of priority:

(1)     first, to each class of Interest Only Certificates, the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date;

(2)

second, concurrently, to the classes of Senior Certificates (other than the Interest Only Certificates), pro rata, the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date;

(3)

third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Current Interest for each such class and such Distribution Date;

(4)

(A) for each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in the following order of priority:

(1)

first, in an amount up to the Principal Distribution Amount for that Distribution Date, concurrently, to the following classes of certificates, pro rata on the basis of the related Group  Principal Distribution Amount:

(a)

in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(ii)

concurrently, to the Class 2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero;

(b)

in an amount up to the Group 2 Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

(ii)

second, concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero;

(c)

in an amount up to the Group 3 Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(ii)

second, concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero;

(d)

in an amount up to the Group 4 Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(ii)

second, concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero; and

(2)

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(B)

on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in effect, in the following order of priority:

(1)

first, in an amount up to the Senior Principal Distribution Amount for that Distribution Date, concurrently, to the following classes of certificates, pro rata on the basis of the related Group Senior Principal Distribution Amount:

(a)

in an amount up to the Group 1 Senior Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(ii)

concurrently, to the Class 2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Senior Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero;

(b)

in an amount up to the Group 2 Senior Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

(ii)

second, concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Senior Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero;

(c)

in an amount up to the Group 3 Senior Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(ii)

second, concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Senior Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero;

(d)

in an amount up to the Group 4 Senior Principal Distribution Amount for such Distribution Date, sequentially:

(i)

first, concurrently, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(ii)

second, concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Senior Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero; and

(2)

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Mezzanine Principal Distribution Amount for each such class, until their respective Class Certificate Balances are reduced to zero; and

(5)

fifth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Interest Carry Forward Amount for each such class and such Distribution Date;

(6)

sixth, concurrently, pro rata based on the aggregate Unpaid Realized Loss Amount for the Senior Certificates (other than the Interest Only Certificates) related to each Loan Group, as follows:

(a)

in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 1 Senior Certificates, sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(b)

in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 2 Senior Certificates, to the Class 2-A-1 Certificates, in an amount up to the Unpaid Realized Loss Amount for such class;

(c)

in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 3 Senior Certificates, sequentially, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(d)

in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 4 Senior Certificates, sequentially, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(7)

seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

(8)

eighth, concurrently, to the Class X and Class XN Certificates, pro rata, in an amount up to the amount of Net Rate Carryover for each such class;

(9)

ninth, concurrently, to the classes of Senior Certificates (other than the Interest Only Certificates), pro rata, in an amount up to the amount of Net Rate Carryover for each such class;

(10)

tenth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of Net Rate Carryover for each such class; and

(11)

eleventh, to the Class C, Class P and Class R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

Any Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Net Rate Carryover that remains after the Class Certificate Balance of the related certificates is reduced to zero will be extinguished.

Carryover Reserve Fund:

The pooling and servicing agreement establishes an account (the “Carryover Reserve Fund”), which is held in trust by the trust administrator, on behalf of the holders of the Offered Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

In addition to the $1,000 deposit described in the preceding paragraph, on the closing date the depositor shall cause to be deposited in the Carryover Reserve Fund an amount that is expected to be sufficient to cover any Net Rate Carryover on the Offered Certificates with respect to the first Distribution Date. On the first Distribution Date, such amount will be distributed, sequentially, as follows:

l

first, to the Class X and Class XN Certificates, pro rata, in an amount up to the amount of Net Rate Carryover for each such class, and

l

second, to all of the classes of Senior Certificates (other than the Interest Only Certificates), pro rata, based upon the amount of any Net Rate Carryover with respect to each such class of certificates

l

third, sequentially, to all of the classes of Mezzanine Certificates, beginning with the class of Mezzanine Certificates with the highest distribution priority in each Loan Group, in each case based upon the amount of any Net Rate Carryover with respect to each such class of certificates.

Any such amount deposited by the depositor as described above that remains after payment of any Net Rate Carryover to the certificates on the first Distribution Date will be distributed to UBS Securities LLC and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates.

Cap Contract Reserve Fund

The pooling and servicing agreement will require the trust administrator to establish an account (the “Cap Contract Reserve Fund”), which will be held in trust in the Supplemental Interest Trust by the trust administrator, as trust administrator of the Supplemental Interest Trust, on behalf of the holders of the Offered Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Cap Contract Reserve Fund. The Cap Contract Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date, the trust administrator will deposit in the Cap Contract Reserve Fund any amounts received in respect of the Cap Contract for the related Accrual Period. On each Distribution Date, such amounts received in respect of the Cap Contract will be distributed to the Offered Certificates to the extent necessary and to the extent not previously distributed in the following order of priority:

(1)

concurrently, pro rata based on the aggregate remaining Unpaid Realized Loss Amount for the senior certificates (other than the Interest Only Certificates) related to each Loan Group:

(a)

in an amount equal to the aggregate remaining Unpaid Realized Loss Amount for the Group 1 Certificates, sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the remaining Unpaid Realized Loss Amount for each such class,

(b)

in an amount equal to the aggregate remaining Unpaid Realized Loss Amount for the Group 2 Certificates, to the Class 2-A-1 Certificates, in an amount up to the remaining Unpaid Realized Loss Amount for such class;

(c)

in an amount equal to the aggregate remaining Unpaid Realized Loss Amount for the Group 3 Certificates, sequentially, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in that order, in an amount up to the remaining Unpaid Realized Loss Amount for each such class, and

(d)

in an amount equal to the aggregate remaining Unpaid Realized Loss Amount for the Group 4 Certificates, sequentially, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, in that order, in an amount up to the remaining Unpaid Realized Loss Amount for each such class, and

(2)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of any remaining Unpaid Realized Loss Amount for each such class;

(3)

concurrently, to the Class X and Class XN Certificates, pro rata, in an amount up to the amount of any remaining Net Rate Carryover for each such class;

(4)

concurrently, to the classes of Senior Certificates (other than the Interest Only Certificates), pro rata, in an amount up to the amount of any remaining Net Rate Carryover for each such class;

(5)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of any remaining Net Rate Carryover for each such class; and

(6)

to the Class C, Class R and Class P Certificates, in the amount specified in the pooling and servicing agreement.

Applied Realized Loss Amounts:

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinated classes will comprise the sole source of finds from which credit enhancement is provided to the related senior certificates.

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the certificates (other than the Interest Only Certificates) exceeds the aggregate Stated Principal Balance of the Loans, the amount of such excess will be applied, first, to reduce the Class Certificate Balances of the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero and, second, pro rata, to the senior certificates related to each Loan Group (other than the Interest Only Certificates) (a) to reduce the Class Certificate Balances of the Class 1-A-3, Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, (b) to reduce the Class Principal Balance of the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero, (c) to reduce the Class Certificate Balances of the Class 3-A-3, Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and (d) to reduce the Class Certificate Balances of the Class 4-A-3, Class 4-A-2 and Class 4-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero. Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”

Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

ANNEX I – CAP CONTRACT NOTIONAL SCHEDULE

Period	Cap Notional Schedule ($)	Low Strike (%)	High Strike (%)
1	0	NA	NA
2	0	NA	NA
3	0	NA	NA
4	0	NA	NA
5	0	NA	NA
6	0	NA	NA
7	0	NA	NA
8	0	NA	NA
9	0	NA	NA
10	0	NA	NA
11	0	NA	NA
12	0	NA	NA
13	0	NA	NA
14	0	NA	NA
15	0	NA	NA
16	0	NA	NA
17	0	NA	NA
18	0	NA	NA
19	0	NA	NA
20	0	NA	NA
21	0	NA	NA
22	0	NA	NA
23	0	NA	NA
24	0	NA	NA
25	0	NA	NA
26	0	NA	NA
27	0	NA	NA
28	0	NA	NA
29	0	NA	NA
30	0	NA	NA
31	0	NA	NA
32	0	NA	NA
33	0	NA	NA
34	0	NA	NA
35	0	NA	NA
36	3,359,289	6.94	7.71
37	3,288,449	6.94	7.71
38	3,218,790	6.94	7.69
39	3,150,539	6.94	7.68
40	3,083,765	6.94	7.67
41	3,018,434	6.94	7.65
42	2,954,515	6.94	7.63
43	2,891,978	6.94	7.61
44	2,830,786	6.94	7.57
45	2,753,368	6.94	7.53
46	2,695,151	6.94	7.48
47	2,638,083	6.94	7.43
48	2,581,310	6.94	7.38
49	2,525,561	6.94	7.32
50	2,469,180	6.94	7.26
51	2,412,592	6.94	7.19
52	2,357,012	6.94	7.11
53	2,302,705	6.94	7.03
54	3,146,676	6.94	6.94
55	1,398,662	6.94	6.94
56	1,365,405	6.94	6.94
57	1,332,739	6.94	6.94
58	1,300,827	6.94	6.94
59	1,269,606	6.94	6.94
60	1,238,820	6.94	6.94
61	1,208,776	6.94	6.94
62	1,179,343	6.94	6.94
63	1,150,474	6.94	6.94
64	1,122,304	6.94	6.94
65	1,094,751	6.94	6.94
66	1,067,867	6.94	6.94
67	1,041,637	6.94	6.94
68	1,016,045	6.94	6.94
69	1,982,149	6.91	7.30
70	1,933,347	6.91	7.38
71	1,885,732	6.91	7.45
72	1,839,254	6.91	7.52
73	1,793,902	6.91	7.60
74	1,749,646	6.91	7.71
75	1,706,468	6.91	7.82
76	1,664,344	6.91	7.94
77	1,623,247	6.91	8.04
78	1,583,153	6.91	8.14
79	1,544,037	6.91	8.23
80	1,505,876	6.91	8.31
81	1,468,647	6.91	8.41
82	1,432,328	6.91	8.50
83	1,396,895	6.91	8.56
84	1,362,329	6.91	8.62
85	1,328,606	6.91	8.69
86	1,295,706	6.91	8.74
87	1,263,609	6.91	8.79
88	1,232,296	6.91	8.83
89	1,201,750	6.91	8.85
90	1,171,951	6.91	8.88
91	1,142,882	6.91	8.90
92	1,114,524	6.91	8.89
93	1,086,860	6.91	8.90
94	1,059,874	6.91	8.90
95	1,033,548	6.91	8.88
96	1,007,868	6.91	8.86
97	982,817	6.91	8.84
98	958,378	6.91	8.81
99	934,537	6.91	8.77
100	911,281	6.91	8.72
101	888,596	6.91	8.68
102	866,467	6.91	8.63
103	422,437	4.05	4.85
104	411,905	4.05	4.85
105	401,633	4.05	4.85
106	391,612	4.05	4.85
107	381,838	4.05	4.85
108	372,304	4.05	4.85
109	363,005	4.05	4.85
110	353,934	4.05	4.85
111	345,090	4.05	4.85
112	336,466	4.05	4.85
113	328,058	4.05	4.85
114	319,861	4.05	4.85
115	311,868	4.05	4.85
116	304,075	4.05	4.85
117	296,476	4.05	4.85
118	289,068	4.05	4.85
119	281,844	4.05	4.85
120	274,801	4.05	4.85
121	267,934	4.05	4.85
122	261,239	4.05	4.85

ANNEX II – THE MORTGAGE LOANS

Negative Amortization Pool 1

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Summary			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1 Year MTA			649	385,687,529	93.45	1.911	2.777	722	74.16	74.96	15.37
11th D. COFI			82	27,044,417	6.55	6.501	3.938	701	79.15	81.80	9.80

Total:			731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

As of Date:	2006-03-01
Total Balance: $412,731,945
Avg Loan Balance:		$564,613
WA Gross Rate: 2.211%
WA Net Rate: 1.822%
WA Gross Margin:		2.853%
WA Net Margin: 2.464%
WA Gross Max Rate: 10.008%
WA Net Max Rate:		9.619%
WA Rem Term: 416
WA Months to Roll:		2
WA FICO:	720
WA LTV:	74.49%
IO%: 2.28%
Cal %: 48.54%
% LTV gt 80 and No MI: 0%

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Amortization Type		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Interest Only		16	9,402,794	2.28	1.257	2.742	708	72.27	73.12	29.32
Negative Amortizing		715	403,329,152	97.72	2.234	2.856	721	74.54	75.46	14.67

Total:		731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Prepay Penalty Type		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

No Prepay		394	232,852,537	56.42	2.068	2.759	724	73.33	74.19	16.90
6 mo - HARD		2	1,227,715	0.30	6.848	3.209	742	80.00	90.00	0.00
12 mo - HARD		287	162,622,346	39.40	2.020	2.895	716	75.72	76.50	12.29
12 mo - SOFT		3	1,554,590	0.38	7.219	3.969	748	80.00	81.62	51.85
24 mo - HARD		1	1,185,000	0.29	1.000	2.850	647	74.07	74.07	0.00
36 mo - HARD		42	12,954,795	3.14	6.136	3.823	701	78.47	81.46	13.79
36 mo - SOFT		2	334,963	0.08	7.250	3.963	676	77.56	77.56	0.00

Total:		731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

% with Prepay: 43.58
NZWA Prepay Term:	14
% Soft Prepay*: 1.05
% Hybrid*: 0.00

*As a % of loans with penalties.

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Loan Servicers	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

American Home	647	384,459,814	93.15	1.895	2.776	722	74.14	74.91	15.42
Homecomings Inc	82	27,044,417	6.55	6.501	3.938	701	79.15	81.80	9.80
Cenlar	2	1,227,715	0.30	6.848	3.209	742	80.00	90.00	0.00

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Current Principal Balance	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

$50,000.01 - $100,000.00	3	237,256	0.06	5.302	3.501	749	56.88	56.88	37.86
$100,000.01 - $150,000.00	14	1,848,653	0.45	3.895	3.400	723	87.32	87.32	28.71
$150,000.01 - $200,000.00	22	3,900,342	0.95	4.199	3.389	719	78.38	80.47	37.27
$200,000.01 - $250,000.00	25	5,721,437	1.39	2.714	2.992	709	81.04	81.86	12.07
$250,000.01 - $300,000.00	30	8,289,751	2.01	3.237	3.162	737	82.91	84.01	20.05
$300,000.01 - $417,000.00	77	27,530,353	6.67	3.823	3.164	707	82.19	83.82	19.36
$417,000.01 - $600,000.00	351	176,423,020	42.75	1.913	2.816	721	76.48	77.15	14.54
$600,000.01 - $800,000.00	116	77,890,340	18.87	2.091	2.777	722	73.29	74.40	18.56
$800,000.01 - $1,000,000.00	40	36,149,037	8.76	2.107	2.751	710	72.09	74.09	22.26
$1,000,000.01 or more	53	74,741,756	18.11	2.191	2.867	724	67.46	67.91	5.39

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Minimum: $56,054.36
Maximum: $1,996,786.43
Average: $564,612.78

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original Combined		% Full
Original Gross Rate		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.501% - 1.000%		421	226,371,770	54.85	1.676	2.736	718	75.81	76.65	12.08
1.001% - 1.500%		83	53,690,945	13.01	2.753	3.147	721	71.49	72.13	11.47
1.501% - 2.000%		150	87,365,738	21.17	2.308	2.824	723	72.32	73.46	14.65
2.001% - 2.500%		24	16,086,391	3.90	2.541	3.058	722	71.75	72.59	34.97
2.501% - 3.000%		7	2,936,548	0.71	4.351	3.349	695	87.85	91.01	31.54
3.501% - 4.000%		11	3,219,147	0.78	4.155	3.786	735	98.22	98.22	90.74
4.001% - 4.500%		3	1,257,198	0.30	4.343	3.326	706	89.97	89.97	53.26
4.501% - 5.000%		26	15,000,387	3.63	4.942	2.938	724	73.14	74.84	27.78
5.001% - 5.500%		4	3,013,485	0.73	5.317	3.150	739	73.01	75.58	43.75
5.501% - 6.000%		2	3,790,337	0.92	5.600	3.604	766	70.00	70.00	0.00

Total:		731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Minimum: 1.000%
Maximum: 5.600%
Weighted Average:	1.537%

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal Principal		Gross	Gross	Average	Original Combined		% Full
Current Gross Rate		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.501% - 1.000%		363	198,988,954	48.21	1.000	2.679	718	75.65	76.36	12.83
1.001% - 1.500%		55	40,067,296	9.71	1.368	3.052	723	70.57	70.99	10.34
1.501% - 2.000%		128	79,012,826	19.14	1.832	2.758	724	71.02	72.07	14.62
2.001% - 2.500%		21	15,137,325	3.67	2.256	3.020	722	71.23	72.13	33.85
2.501% - 3.000%		3	1,809,951	0.44	2.699	3.129	666	83.40	88.52	51.18
3.501% - 4.000%		10	2,921,015	0.71	3.839	3.766	739	98.54	98.54	100.00
4.001% - 4.500%		3	1,257,198	0.30	4.343	3.326	706	89.97	89.97	53.26
4.501% - 5.000%		26	15,000,387	3.63	4.942	2.938	724	73.14	74.84	27.78
5.001% - 5.500%		4	3,013,485	0.73	5.317	3.150	739	73.01	75.58	43.75
5.501% - 6.000%		7	5,809,283	1.41	5.718	3.199	766	70.59	70.59	0.00
6.001% - 6.500%		33	23,715,318	5.75	6.284	2.787	725	76.07	76.70	10.26
6.501% - 7.000%		31	11,282,797	2.73	6.828	3.501	710	81.15	82.23	7.27
7.001% or more		47	14,716,111	3.57	7.406	4.080	697	79.78	83.49	15.84

Total:		731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Minimum: 1.000%
Maximum: 8.250%
Weighted Average:	2.211%

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal Principal		Gross	Gross	Average	Original Combined		% Full
Gross Margin		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

2.001% - 2.250%		5	2,834,107	0.69	1.260	2.138	736	73.49	73.49	30.25
2.251% - 2.500%		95	56,347,034	13.65	1.411	2.420	723	71.48	72.64	15.98
2.501% - 2.750%		298	167,821,340	40.66	1.635	2.676	724	74.37	75.07	14.06
2.751% - 3.000%		158	99,865,252	24.20	2.348	2.874	717	75.06	75.96	13.67
3.001% - 3.250%		54	33,984,112	8.23	2.087	3.109	716	72.31	72.67	14.18
3.251% - 3.500%		35	21,783,683	5.28	3.002	3.399	722	74.44	75.38	15.99
3.501% - 3.750%		28	10,969,462	2.66	5.970	3.677	714	82.06	82.98	17.72
3.751% - 4.000%		24	8,212,574	1.99	6.595	3.907	698	84.37	87.12	34.06
4.001% - 4.250%		22	7,139,077	1.73	6.774	4.140	709	80.27	83.80	23.42
4.251% - 4.500%		4	1,321,780	0.32	1.946	4.446	690	69.34	75.64	0.00
4.501% - 4.750%		7	1,958,707	0.47	4.978	4.663	705	78.44	79.70	5.77
4.751% - 5.000%		1	494,818	0.12	8.250	4.900	697	80.00	90.00	0.00

Total:		731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Minimum: 2.020%
Maximum: 4.900%
Weighted Average:	2.853%

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Remaining Months to maturity		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

341 - 350		1	453,880	0.11	6.250	2.900	733	68.00	68.00	0.00
351 - 355		31	10,229,988	2.48	7.088	3.809	693	83.63	84.37	16.03
356 - 360		375	206,932,166	50.14	2.186	2.824	724	73.86	74.96	15.98
361 or more		324	195,115,912	47.27	1.973	2.834	717	74.68	75.43	13.95

Total:		731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Minimum:	342
Maximum:	480
Weighted Average: 416

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Seasoning	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0 <=	126	61,860,636	14.99	1.737	2.835	725	75.85	76.35	19.66
1 - 6	602	349,803,269	84.75	2.282	2.855	719	74.24	75.24	14.23
7 - 12	2	614,161	0.15	6.750	3.500	701	82.43	82.43	0.00
13 - 18	1	453,880	0.11	6.250	2.900	733	68.00	68.00	0.00

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Minimum: 0
Maximum: 18
Weighted Average: 1

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Months to Roll		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1		648	355,657,098	86.17	2.074	2.846	718	75.25	76.05	14.76
2		46	32,271,919	7.82	1.825	2.791	730	68.30	70.01	12.54
3		6	3,118,672	0.76	1.750	2.937	752	69.79	71.03	19.56
5		1	587,556	0.14	4.450	2.650	711	80.00	80.00	0.00
11		20	14,662,201	3.55	5.090	3.028	731	73.42	75.32	25.27
12		10	6,434,500	1.56	5.187	3.133	741	67.62	68.47	16.69

Total:		731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Average AS OF:	2006-03-01
Minimum: 1
Maximum: 12
Weighted Average: 2

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Gross Lifetime Maximum Rate	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

8.001% - 8.500%	1	163,661	0.04	7.250	3.925	667	75.00	75.00	0.00
9.501% - 10.000%	638	355,221,217	86.07	2.150	2.802	718	74.36	75.41	13.67
10.001% - 10.500%	74	51,578,940	12.50	2.475	3.111	736	72.88	73.00	14.73
10.501% - 11.000%	18	5,768,127	1.40	3.488	3.653	731	96.53	96.53	100.00

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Minimum: 8.500%
Maximum: 10.550%
Weighted Average: 10.008%

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Rate Adjustment Frequency	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Payment Adjustment Frequency	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1	16	9,402,794	2.28	1.257	2.742	708	72.27	73.12	29.32
12	715	403,329,152	97.72	2.234	2.856	721	74.54	75.46	14.67

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Max Balance Amount		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.00		16	9,402,794	2.28	1.257	2.742	708	72.27	73.12	29.32
110.00		126	76,973,347	18.65	2.369	2.751	719	73.35	74.70	24.84
115.00		80	26,275,402	6.37	6.495	3.955	699	79.39	81.94	10.09
125.00		509	300,080,403	72.71	1.826	2.786	723	74.42	75.09	12.46

Total:		731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

NZWA NGM AMT:	121.49

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Periodic Payment Cap	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.000	16	9,402,794	2.28	1.257	2.742	708	72.27	73.12	29.32
7.500	715	403,329,152	97.72	2.234	2.856	721	74.54	75.46	14.67

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal Principal		Gross	Gross	Average	Original Combined		% Full
Original LTV		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

50.00% or less		24	16,138,739	3.91	1.957	2.757	720	40.63	41.95	14.46
50.01% - 55.00%		13	9,336,290	2.26	1.781	2.690	727	53.06	56.31	4.01
55.01% - 60.00%		16	11,365,802	2.75	2.192	2.708	711	57.38	60.95	19.74
60.01% - 65.00%		40	26,389,425	6.39	1.887	2.732	723	63.06	64.13	6.36
65.01% - 70.00%		66	53,611,231	12.99	2.095	2.895	724	68.40	68.72	8.66
70.01% - 75.00%		123	74,631,292	18.08	1.968	2.855	710	74.14	74.66	10.16
75.01% - 80.00%		335	178,510,697	43.25	2.340	2.853	725	79.48	80.62	19.03
80.01% - 85.00%		5	2,417,785	0.59	2.367	2.907	698	84.52	84.52	0.00
85.01% - 90.00%		79	31,471,913	7.63	2.106	2.820	712	89.75	89.75	10.21
90.01% - 95.00%		19	5,581,688	1.35	4.895	3.417	718	95.00	95.00	46.86
95.01% - 100.00%		11	3,277,083	0.79	4.126	3.872	747	100.00	100.00	100.00

Total:		731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Minimum: 23.81
Maximum: 100.00
Weighted Average:	74.49

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal Principal		Gross	Gross	Average	Original Combined		% Full
Combined LTV		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

50.00% or less		22	13,573,465	3.29	2.055	2.794	718	39.13	39.13	9.24
50.01% - 55.00%		10	7,053,005	1.71	2.033	2.697	731	53.09	53.09	5.30
55.01% - 60.00%		15	11,234,347	2.72	1.928	2.658	711	55.27	57.17	21.69
60.01% - 65.00%		37	25,201,805	6.11	1.893	2.734	721	62.63	63.00	4.48
65.01% - 70.00%		68	54,725,144	13.26	2.072	2.890	725	67.67	68.43	8.49
70.01% - 75.00%		117	71,950,601	17.43	1.883	2.841	711	74.04	74.16	7.83
75.01% - 80.00%		296	162,160,788	39.29	2.171	2.806	726	79.08	79.42	16.72
80.01% - 85.00%		11	5,704,016	1.38	3.341	2.924	696	78.38	83.66	19.35
85.01% - 90.00%		125	52,270,003	12.66	2.683	2.981	712	85.69	89.75	23.61
90.01% - 95.00%		19	5,581,688	1.35	4.895	3.417	718	95.00	95.00	46.86
95.01% - 100.00%		11	3,277,083	0.79	4.126	3.872	747	100.00	100.00	100.00

Total:		731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Minimum: 23.81
Maximum: 100.00
Weighted Average:	75.41

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Silent 2nd	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

N	663	376,073,613	91.12	2.138	2.837	721	74.72	74.72	13.03
Y	68	36,658,333	8.88	2.965	3.021	717	72.12	82.46	35.31

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Geographical Distribution (Top 5)	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

California	354	200,327,595	48.54	2.201	2.845	723	74.81	75.63	9.57
Florida	92	44,656,153	10.82	1.813	2.869	726	77.67	78.11	7.22
Illinois	48	30,201,500	7.32	3.224	2.897	724	71.27	73.33	23.77
New York	32	26,476,504	6.41	1.795	2.599	718	67.05	69.54	27.29
Maryland	21	12,583,734	3.05	2.392	2.931	703	75.65	77.01	36.64
Other	184	98,486,460	23.86	2.191	2.908	715	75.22	75.73	20.83

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
California loan breakdown	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Northern CA	239	136,421,037	33.05	2.109	2.812	727	75.08	76.05	8.69
Southern CA	115	63,906,558	15.48	2.398	2.914	714	74.23	74.73	11.46
State not in CA	377	212,404,351	51.46	2.221	2.861	718	74.18	75.19	20.13

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

			% of Pool	Weighted Weighted			Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal Principal		Gross	Gross	Average	Original Combined		% Full
Top 10 Zip Codes	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

33308	4	4,117,750	1.00	1.219	3.018	754	72.92	72.92	0.00
95076	6	3,384,614	0.82	2.188	2.811	741	75.69	77.70	0.00
95070	3	3,362,660	0.81	2.851	2.673	733	59.08	59.08	0.00
11937	3	3,324,053	0.81	1.270	2.400	758	60.32	63.00	32.44
30097	2	3,238,631	0.78	4.168	2.711	692	60.67	64.49	0.00
60614	4	3,206,502	0.78	2.513	2.770	768	69.26	69.26	19.02
94588	4	2,894,582	0.70	2.693	2.723	717	70.69	73.93	19.00
60022	2	2,834,247	0.69	4.260	3.189	759	72.10	72.10	0.00
27949	2	2,762,840	0.67	2.886	3.250	751	69.48	69.48	27.77
94536	6	2,744,029	0.66	2.169	2.808	749	71.71	73.88	18.15
Other	695	380,862,037	92.28	2.182	2.855	718	75.02	75.90	15.34

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original Combined		% Full
FICO Scores		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

601 - 620		3	2,007,018	0.49	1.896	2.932	614	58.01	58.01	45.26
621 - 640		27	12,667,600	3.07	2.256	2.953	630	69.91	71.93	28.03
641 - 660		45	27,463,206	6.65	2.012	2.909	651	72.05	73.09	17.60
661 - 680		86	44,062,849	10.68	2.022	2.827	670	75.93	76.40	14.30
681 - 700		117	65,414,037	15.85	2.594	2.928	691	75.98	77.18	11.12
701 - 720		96	59,165,521	14.34	2.052	2.817	710	76.29	77.41	18.10
721 - 740		88	49,688,661	12.04	2.327	2.875	730	74.85	75.05	10.66
741 - 760		102	57,905,806	14.03	2.210	2.878	751	74.82	75.87	14.16
761 greater than or equal to		167	94,357,249	22.86	2.133	2.778	781	72.93	73.87	15.74

Total:		731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Minimum (not less than 400):	603
Maximum: 818
Weighted Average: 720

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Mortgage Properties	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Coop	1	599,992	0.15	1.000	2.420	644	75.00	75.00	0.00
Condominium	89	40,921,896	9.91	1.990	2.869	733	78.46	79.37	13.39
PUD	148	82,965,799	20.10	2.205	2.869	713	76.20	77.49	15.56
Single Family	479	278,110,301	67.38	2.232	2.842	720	73.46	74.28	13.59
Two- to Four Family	14	10,133,957	2.46	2.669	3.003	739	72.49	73.27	56.55

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Occupancy types	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Investor	71	49,885,987	12.09	2.503	3.130	737	72.86	72.97	15.23
Primary	628	345,185,459	83.63	2.168	2.809	717	74.81	75.88	14.87
Secondary	32	17,660,500	4.28	2.244	2.934	734	72.85	72.91	17.02

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Loan Purpose	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Purchase	282	137,916,926	33.42	2.412	2.920	728	80.45	81.39	17.62
Cash Out Refinance	360	216,305,866	52.41	1.961	2.793	713	71.15	71.76	14.75
Rate/Term Refinance	89	58,509,153	14.18	2.664	2.918	729	72.78	74.78	9.77

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Document Type	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Full	122	61,929,287	15.00	2.351	2.877	718	77.47	79.79	100.00
Limited	3	1,283,604	0.31	7.209	3.931	654	84.42	88.69	0.00
No Doc	2	1,227,715	0.30	6.848	3.209	742	80.00	90.00	0.00
No Ratio	1	128,616	0.03	7.500	4.150	782	78.00	78.00	0.00
Reduced	539	312,402,998	75.69	2.201	2.853	722	74.80	75.34	0.00
Stated Doc	64	35,759,725	8.66	1.704	2.761	714	66.03	67.36	0.00

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Recast Period	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0	16	9,402,794	2.28	1.257	2.742	708	72.27	73.12	29.32
60	715	403,329,152	97.72	2.234	2.856	721	74.54	75.46	14.67

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
First Payment Adjustment (months)	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1	16	9,402,794	2.28	1.257	2.742	708	72.27	73.12	29.32
12	622	347,191,493	84.12	2.223	2.875	721	74.74	75.69	13.35
60	93	56,137,659	13.60	2.296	2.735	717	73.28	74.01	22.87

Total:	731	412,731,945	100.00	2.211	2.853	720	74.49	75.41	15.00

Negative Amortization Pool 2

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Summary			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1 Year MTA			1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Total:			1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

As of Date:	2006-03-01
Total Balance: $285,160,723
Avg Loan Balance:		$242,278
WA Gross Rate: 1.884%
WA Net Rate: 1.498%
WA Gross Margin:		2.865%
WA Net Margin: 2.479%
WA Gross Max Rate: 10.098%
WA Net Max Rate:		9.712%
WA Rem Term: 409
WA Months to Roll:		1
WA FICO:	718
WA LTV:	74.63%
IO%: 1.76%
Cal %: 34.35%
% LTV gt 80 and No MI: 0%

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Amortization Type	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Interest Only	26	5,019,419	1.76	1.599	2.807	714	76.35	77.33	30.19
Negative Amortizing	1,151	280,141,304	98.24	1.889	2.866	718	74.60	74.99	25.40

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Prepay Penalty Type		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

No Prepay		497	125,233,381	43.92	1.932	2.790	718	74.86	75.24	23.15
12 mo - HARD		486	112,422,589	39.42	1.826	2.914	718	74.24	74.52	27.58
24 mo - HARD		194	47,504,753	16.66	1.892	2.950	715	74.96	75.66	26.69

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

% with Prepay: 56.08
NZWA Prepay Term:	16
% Soft Prepay*: 0.00
% Hybrid*: 0.00

*As a % of loans with penalties.

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Loan Servicers	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

American Home	1,171	283,451,419	99.40	1.853	2.862	718	74.62	74.96	25.52
Cenlar	6	1,709,304	0.60	7.019	3.365	683	76.41	85.91	20.47

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

			% of Pool	Weighted Weighted			Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original Combined		% Full
Current Principal Balance	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

$50,000.00 or less	7	307,661	0.11	1.802	3.455	717	82.54	82.54	85.86
$50,000.01 - $100,000.00	99	7,652,487	2.68	1.833	3.074	730	74.03	74.03	58.74
$100,000.01 - $150,000.00	143	18,288,481	6.41	2.075	2.969	723	75.04	75.49	39.84
$150,000.01 - $200,000.00	195	34,787,556	12.20	1.607	2.869	717	74.62	75.27	39.01
$200,000.01 - $250,000.00	201	45,432,809	15.93	1.878	2.881	721	73.46	74.01	23.53
$250,000.01 - $300,000.00	174	47,910,630	16.80	2.032	2.830	710	75.07	75.39	26.00
$300,000.01 - $417,000.00	334	118,182,590	41.44	1.875	2.822	717	75.17	75.52	18.25
$417,000.01 - $600,000.00	18	8,503,834	2.98	1.747	2.963	724	74.41	74.41	27.62
$600,000.01 - $800,000.00	6	4,094,674	1.44	2.366	3.228	717	66.28	66.28	0.00

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Minimum: $35,944.01
Maximum: $778,141.21
Average: $242,277.59

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal Principal		Gross	Gross	Average	Original Combined		% Full
Original Gross Rate		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.501% - 1.000%		477	127,574,931	44.74	1.461	2.711	710	73.19	73.78	19.07
1.001% - 1.500%		364	74,584,982	26.16	1.669	3.059	730	74.98	75.12	31.25
1.501% - 2.000%		189	49,315,927	17.29	2.132	2.798	714	75.36	75.75	30.09
2.001% - 2.500%		85	17,924,335	6.29	2.547	3.071	726	76.02	76.29	28.51
2.501% - 3.000%		5	1,760,734	0.62	4.292	3.156	714	81.61	81.61	6.58
3.001% - 3.500%		1	132,000	0.05	3.050	3.750	674	80.00	80.00	100.00
3.501% - 4.000%		12	2,469,006	0.87	4.021	3.672	766	99.12	99.12	100.00
4.001% - 4.500%		4	1,139,366	0.40	4.450	2.823	700	77.52	77.52	74.74
4.501% - 5.000%		21	6,078,548	2.13	4.938	2.974	726	75.22	75.55	10.52
5.001% - 5.500%		18	3,918,532	1.37	5.365	3.235	703	79.00	79.00	22.61
5.501% - 6.000%		1	262,363	0.09	5.850	3.550	696	75.00	75.00	0.00

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Minimum: 1.000%
Maximum: 5.850%
Weighted Average:	1.532%

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Current Gross Rate		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.501% - 1.000%		438	116,521,760	40.86	1.000	2.703	711	73.45	73.92	18.15
1.001% - 1.500%		348	70,609,851	24.76	1.400	3.066	730	74.96	75.11	31.13
1.501% - 2.000%		175	46,165,972	16.19	1.857	2.807	713	75.33	75.74	28.82
2.001% - 2.500%		78	16,782,862	5.89	2.270	3.068	726	75.88	76.00	28.74
2.501% - 3.000%		4	1,122,388	0.39	2.751	2.960	704	85.86	85.86	10.32
3.001% - 3.500%		1	132,000	0.05	3.050	3.750	674	80.00	80.00	100.00
3.501% - 4.000%		11	2,354,068	0.83	3.857	3.661	768	99.22	99.22	100.00
4.001% - 4.500%		4	1,139,366	0.40	4.450	2.823	700	77.52	77.52	74.74
4.501% - 5.000%		21	6,078,548	2.13	4.938	2.974	726	75.22	75.55	10.52
5.001% - 5.500%		18	3,918,532	1.37	5.365	3.235	703	79.00	79.00	22.61
5.501% - 6.000%		13	3,147,876	1.10	5.930	2.530	708	70.39	72.11	40.53
6.001% - 6.500%		45	12,097,068	4.24	6.267	2.767	718	72.15	72.39	31.54
6.501% - 7.000%		16	3,824,141	1.34	6.714	3.188	731	75.95	76.49	32.17
7.001% or more		5	1,266,293	0.44	7.226	3.596	674	78.45	89.62	9.08

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Minimum: 1.000%
Maximum: 7.390%
Weighted Average:	1.884%

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Gross Margin		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

2.001% - 2.250%		6	1,575,885	0.55	1.000	2.159	726	79.75	79.75	7.28
2.251% - 2.500%		90	23,021,740	8.07	1.835	2.425	717	74.66	74.98	24.84
2.501% - 2.750%		367	98,729,843	34.62	1.640	2.666	714	73.63	74.10	23.77
2.751% - 3.000%		357	86,519,260	30.34	1.862	2.889	718	74.70	75.11	24.11
3.001% - 3.250%		246	50,682,222	17.77	2.052	3.153	725	74.98	75.15	27.43
3.251% - 3.500%		91	19,684,202	6.90	2.394	3.381	715	75.19	75.45	31.08
3.501% - 3.750%		12	3,245,232	1.14	3.675	3.619	696	78.89	81.67	24.67
3.751% - 4.000%		8	1,702,339	0.60	4.294	3.866	774	99.80	99.80	100.00

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Minimum: 2.020%
Maximum: 3.910%
Weighted Average:	2.865%

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Remaining Months to maturity		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

356 - 360		709	165,844,104	58.16	1.835	2.832	717	74.58	75.03	26.76
361 or more		468	119,316,620	41.84	1.952	2.912	718	74.71	75.02	23.72

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Minimum: 356
Maximum: 480
Weighted Average:	409

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Seasoning		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0 <=		326	75,857,027	26.60	1.562	2.887	716	74.10	74.43	23.84
1 - 6		851	209,303,696	73.40	2.001	2.858	718	74.83	75.24	26.09

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Minimum: 0
Maximum: 4
Weighted Average:	1

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Months to Roll		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1		1,094	261,777,065	91.80	1.752	2.862	717	74.62	74.97	26.23
2		24	7,445,644	2.61	1.936	2.836	739	72.52	74.25	18.27
3		14	4,224,675	1.48	1.750	2.732	718	76.27	77.44	14.91
4		1	254,614	0.09	4.450	2.850	708	68.92	68.92	100.00
5		4	1,007,600	0.35	4.499	2.831	696	78.67	78.67	59.25
10		2	741,003	0.26	5.195	3.148	702	72.15	72.15	0.00
11		26	6,022,672	2.11	5.004	3.085	712	78.25	78.25	16.30
12		12	3,687,450	1.29	4.614	2.936	715	72.18	72.72	5.42

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Average AS OF: 2006-03-01
Minimum: 1
Maximum: 12
Weighted Average:	1

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Gross Lifetime Maximum Rate		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

9.501% - 10.000%		682	182,431,128	63.97	1.788	2.725	710	73.84	74.46	21.32
10.001% - 10.500%		471	97,839,241	34.31	2.001	3.096	730	75.09	75.09	29.54
10.501% - 11.000%		24	4,890,354	1.71	3.135	3.485	745	95.01	95.01	100.00

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Minimum: 9.950%
Maximum: 10.550%
Weighted Average:	10.098%

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Rate Adjustment Frequency		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Payment Adjustment Frequency	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1	26	5,019,419	1.76	1.599	2.807	714	76.35	77.33	30.19
12	1,151	280,141,304	98.24	1.889	2.866	718	74.60	74.99	25.40

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Max Balance Amount	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.00	26	5,019,419	1.76	1.599	2.807	714	76.35	77.33	30.19
110.00	239	57,810,665	20.27	2.579	2.880	716	76.54	76.95	33.74
125.00	912	222,330,639	77.97	1.710	2.863	718	74.10	74.48	23.24

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

NZWA NGM AMT: 121.90

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Periodic Payment Cap	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.000	26	5,019,419	1.76	1.599	2.807	714	76.35	77.33	30.19
7.500	1,151	280,141,304	98.24	1.889	2.866	718	74.60	74.99	25.40

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Original LTV	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

50.00% or less	56	12,135,934	4.26	1.978	2.760	740	40.28	42.30	20.55
50.01% - 55.00%	27	6,463,851	2.27	1.868	2.748	707	52.61	54.25	22.93
55.01% - 60.00%	33	8,945,160	3.14	1.752	2.856	741	57.53	57.53	17.98
60.01% - 65.00%	62	14,754,652	5.17	1.446	2.827	709	63.03	63.03	15.01
65.01% - 70.00%	90	25,655,395	9.00	2.075	2.884	705	68.10	69.03	12.07
70.01% - 75.00%	214	57,357,306	20.11	1.884	2.940	711	74.30	74.47	8.56
75.01% - 80.00%	587	134,975,307	47.33	1.860	2.849	719	79.66	79.98	33.76
80.01% - 85.00%	11	2,462,930	0.86	2.051	2.858	694	84.31	84.31	47.15
85.01% - 90.00%	76	17,527,632	6.15	1.765	2.765	728	89.41	89.41	31.79
90.01% - 95.00%	10	2,409,522	0.84	2.257	2.755	688	94.07	94.07	87.28
95.01% - 100.00%	11	2,473,036	0.87	4.163	3.745	769	99.86	99.86	100.00

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Minimum: 11.82
Maximum: 100.00
Weighted Average: 74.63

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Combined LTV	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

50.00% or less	53	11,295,154	3.96	2.025	2.759	737	40.92	41.13	18.55
50.01% - 55.00%	25	6,063,912	2.13	1.749	2.761	707	52.58	52.58	20.91
55.01% - 60.00%	36	9,785,939	3.43	1.718	2.850	745	55.30	57.57	20.52
60.01% - 65.00%	62	14,754,652	5.17	1.446	2.827	709	63.03	63.03	15.01
65.01% - 70.00%	85	24,390,542	8.55	1.983	2.872	704	68.10	68.10	11.04
70.01% - 75.00%	211	56,380,529	19.77	1.902	2.943	711	74.31	74.33	7.39
75.01% - 80.00%	571	131,552,768	46.13	1.836	2.847	720	79.52	79.64	33.38
80.01% - 85.00%	13	3,065,730	1.08	1.915	2.842	698	82.13	84.17	57.54
85.01% - 90.00%	97	22,417,732	7.86	2.026	2.798	723	87.08	89.39	34.42
90.01% - 95.00%	13	2,980,730	1.05	2.280	2.804	693	89.68	94.13	79.79
95.01% - 100.00%	11	2,473,036	0.87	4.163	3.745	769	99.86	99.86	100.00

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Minimum: 11.82
Maximum: 100.00
Weighted Average: 75.03

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Silent 2nd	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

N	1,142	276,668,812	97.02	1.867	2.866	718	74.78	74.78	24.81
Y	35	8,491,912	2.98	2.427	2.856	715	69.79	83.00	47.64

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Geographical Distribution (Top 5)	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

California	316	97,947,269	34.35	1.962	2.867	716	72.04	72.38	14.41
Florida	203	43,585,174	15.28	1.641	2.850	719	75.08	75.53	18.20
Illinois	101	27,272,010	9.56	2.337	2.840	717	76.60	77.33	32.20
Arizona	57	13,190,439	4.63	2.175	2.846	713	76.31	76.65	34.70
Virginia	55	12,933,703	4.54	1.802	2.902	720	77.03	77.03	40.60
Other	445	90,232,129	31.64	1.748	2.876	719	76.06	76.44	35.50

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
California loan breakdown	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Northern CA	205	64,925,408	22.77	2.077	2.861	721	71.63	71.82	10.08
Southern CA	111	33,021,862	11.58	1.737	2.880	706	72.82	73.47	22.92
State not in CA	861	187,213,454	65.65	1.843	2.864	718	75.99	76.41	31.29

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Top 10 Zip Codes		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

94578		5	2,649,938	0.93	2.719	3.091	714	68.77	68.77	0.00
94565		7	2,290,392	0.80	3.035	3.055	756	74.45	74.45	0.00
97701		5	1,625,167	0.57	1.043	2.646	748	71.06	71.06	18.54
93906		4	1,598,823	0.56	2.393	2.789	695	69.56	69.56	26.01
95678		6	1,534,199	0.54	2.241	2.827	704	72.53	72.53	18.27
60089		5	1,480,612	0.52	2.587	2.789	737	72.14	72.14	30.63
95351		4	1,316,082	0.46	2.484	3.172	703	75.14	75.14	0.00
94521		4	1,281,156	0.45	2.615	2.900	723	70.28	70.28	27.43
60622		4	1,223,956	0.43	4.381	3.261	716	77.43	77.43	48.64
95670		4	1,160,190	0.41	1.506	2.874	664	74.05	74.05	0.00
Other		1,129	269,000,208	94.33	1.846	2.860	717	74.78	75.19	26.13

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
FICO Scores		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

600 or less or not available		1	342,000	0.12	1.500	2.700	0	72.00	72.00	0.00
601 - 620		7	1,792,238	0.63	2.862	3.077	616	75.32	75.32	79.74
621 - 640		58	14,715,765	5.16	1.623	2.879	631	71.36	71.88	32.87
641 - 660		63	16,410,942	5.75	1.425	2.831	652	73.96	73.96	34.35
661 - 680		147	35,828,071	12.56	2.000	2.811	670	74.57	75.02	18.44
681 - 700		174	44,091,247	15.46	2.012	2.871	690	75.25	75.63	18.24
701 - 720		169	40,662,963	14.26	1.821	2.827	710	75.32	75.67	23.44
721 - 740		131	30,745,327	10.78	2.110	2.863	731	77.43	77.72	23.69
741 - 760		161	36,494,163	12.80	1.676	2.907	750	76.39	76.85	30.09
761 greater than or equal to		266	64,078,007	22.47	1.933	2.894	782	72.38	72.88	28.61

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Minimum (not less than 400):	602
Maximum: 821
Weighted Average: 718

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Mortgage Properties		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Coop		2	428,134	0.15	1.283	2.527	662	77.59	77.59	27.60
Condominium		219	49,747,779	17.45	2.059	2.878	729	77.97	78.29	24.32
PUD		218	54,938,788	19.27	1.810	2.840	721	75.76	75.92	26.19
Single Family		648	152,478,405	53.47	1.847	2.835	712	73.27	73.85	25.47
Two- to Four Family		90	27,567,617	9.67	1.926	3.066	723	73.84	73.84	26.29

Total:		1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Occupancy types	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Investor	468	97,312,229	34.13	1.998	3.100	730	75.13	75.13	29.69
Primary	595	159,835,498	56.05	1.843	2.741	707	73.40	74.03	24.18
Secondary	114	28,012,996	9.82	1.718	2.762	734	79.96	80.35	18.38

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Loan Purpose	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Purchase	301	63,323,244	22.21	1.847	2.986	736	80.06	80.26	28.23
Cash Out Refinance	680	174,303,966	61.12	1.811	2.825	712	72.39	72.71	24.65
Rate/Term Refinance	196	47,533,513	16.67	2.198	2.851	714	75.62	76.55	24.91

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Document Type	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Full	360	72,682,798	25.49	2.056	2.908	719	77.73	78.48	100.00
No Doc	4	1,137,163	0.40	7.119	3.461	678	76.56	88.87	0.00
Reduced	692	181,139,078	63.52	1.795	2.849	720	74.97	75.17	0.00
Stated Doc	121	30,201,685	10.59	1.804	2.841	700	65.10	65.32	0.00

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Recast Period	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0	26	5,019,419	1.76	1.599	2.807	714	76.35	77.33	30.19
60	1,151	280,141,304	98.24	1.889	2.866	718	74.60	74.99	25.40

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
First Payment Adjustment (months)	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1	26	5,019,419	1.76	1.599	2.807	714	76.35	77.33	30.19
12	946	231,949,932	81.34	1.763	2.874	718	74.38	74.82	24.53
60	205	48,191,372	16.90	2.495	2.830	718	75.67	75.79	29.61

Total:	1,177	285,160,723	100.00	1.884	2.865	718	74.63	75.03	25.49

Negative Amortization Pool 3

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Summary			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1 Year MTA			1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Total:			1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

As of Date:	2006-03-01
Total Balance: $344,862,187
Avg Loan Balance:		$298,841
WA Gross Rate: 2.023%
WA Net Rate: 1.637%
WA Gross Margin:		3.461%
WA Net Margin: 3.075%
WA Gross Max Rate: 10.015%
WA Net Max Rate:		9.629%
WA Rem Term: 411
WA Months to Roll:		1
WA FICO:	707
WA LTV:	76.20%
IO%: 0.00%
Cal %: 31.96%
% LTV gt 80 and No MI: 0%

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Amortization Type			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Negative Amortizing			1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Total:			1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Prepay Penalty Type			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

36 mo - HARD			1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Total:			1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

% with Prepay: 100.00
NZWA Prepay Term: 36
% Soft Prepay*: 0.00
% Hybrid*:	0.00

*As a % of loans with penalties.

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Loan Servicers			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

American Home			1,114	327,704,215	95.02	1.831	3.461	709	76.23	76.46	19.71
Cenlar			40	17,157,973	4.98	5.684	3.465	683	75.60	80.85	5.18

Total:			1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

			% of Pool	Weighted Weighted			Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original Combined		% Full
Current Principal Balance	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

$50,000.00 or less	8	314,394	0.09	1.400	3.299	725	72.86	72.86	100.00
$50,000.01 - $100,000.00	62	4,975,666	1.44	1.767	3.342	715	71.30	71.49	46.32
$100,000.01 - $150,000.00	136	17,291,366	5.01	2.070	3.451	711	73.68	73.85	24.58
$150,000.01 - $200,000.00	188	33,162,998	9.62	1.672	3.467	712	74.67	74.88	30.11
$200,000.01 - $250,000.00	162	36,741,622	10.65	1.969	3.477	709	76.81	77.05	27.20
$250,000.01 - $300,000.00	170	46,847,725	13.58	1.979	3.447	708	77.01	77.61	25.28
$300,000.01 - $417,000.00	224	78,910,577	22.88	1.957	3.490	705	77.03	77.22	17.14
$417,000.01 - $600,000.00	131	64,721,206	18.77	2.166	3.442	701	78.93	79.21	9.38
$600,000.01 - $800,000.00	50	33,535,189	9.72	2.359	3.413	704	77.65	79.05	16.05
$800,000.01 - $1,000,000.00	12	11,002,496	3.19	1.926	3.489	722	74.56	75.44	16.41
$1,000,000.01 or more	11	17,358,950	5.03	2.141	3.522	718	63.84	65.47	0.00

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Minimum: $34,921.71
Maximum: $2,500,000.00
Average: $298,840.72

			% of Pool	Weighted Weighted			Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original Combined		% Full
Original Gross Rate	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.501% - 1.000%	679	212,842,226	61.72	1.674	3.403	704	76.59	77.15	14.95
1.001% - 1.500%	157	38,579,327	11.19	1.830	3.607	722	70.90	71.20	14.72
1.501% - 2.000%	227	64,151,147	18.60	2.359	3.346	702	75.81	75.89	22.36
2.001% - 2.500%	35	9,088,042	2.64	2.778	3.679	709	71.13	71.13	17.95
2.501% - 3.000%	7	1,909,270	0.55	4.745	3.849	665	88.16	88.16	86.14
3.501% - 4.000%	31	8,033,394	2.33	4.236	4.444	743	99.68	99.68	100.00
4.501% - 5.000%	16	7,610,281	2.21	4.894	3.851	723	78.25	78.63	30.52
5.001% - 5.500%	2	2,648,500	0.77	5.214	3.656	736	62.61	73.31	0.00

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Minimum: 1.000%
Maximum: 5.450%
Weighted Average: 1.438%

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Current Gross Rate		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.501% - 1.000%		612	188,899,685	54.78	1.000	3.401	706	76.58	76.88	15.10
1.001% - 1.500%		140	35,523,799	10.30	1.386	3.621	721	70.89	71.10	15.01
1.501% - 2.000%		206	58,006,159	16.82	1.896	3.358	701	76.20	76.25	22.51
2.001% - 2.500%		34	8,148,967	2.36	2.261	3.670	701	70.69	70.69	20.01
2.501% - 3.000%		4	1,068,563	0.31	2.650	3.803	660	87.35	87.35	100.00
3.501% - 4.000%		28	7,263,140	2.11	3.870	4.471	739	99.65	99.65	100.00
4.501% - 5.000%		16	7,610,281	2.21	4.894	3.851	723	78.25	78.63	30.52
5.001% - 5.500%		2	2,648,500	0.77	5.214	3.656	736	62.61	73.31	0.00
5.501% - 6.000%		5	717,318	0.21	5.900	2.400	768	80.00	80.00	0.00
6.001% - 6.500%		8	2,450,508	0.71	6.377	2.813	697	72.76	78.60	28.01
6.501% - 7.000%		49	14,816,086	4.30	6.798	3.257	713	75.82	77.30	22.03
7.001% or more		50	17,709,180	5.14	7.258	3.699	695	76.73	78.52	13.06

Total:		1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Minimum: 1.000%
Maximum: 8.250%
Weighted Average:	2.023%

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Gross Margin		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

2.251% - 2.500%		31	7,667,616	2.22	1.703	2.422	703	76.15	76.45	18.82
2.501% - 2.750%		26	8,609,279	2.50	2.087	2.681	703	68.16	70.76	15.51
2.751% - 3.000%		81	22,097,523	6.41	2.048	2.926	711	76.73	77.30	34.25
3.001% - 3.250%		136	41,447,610	12.02	1.998	3.159	708	74.47	74.60	16.03
3.251% - 3.500%		368	102,559,411	29.74	1.693	3.432	710	76.64	77.01	19.10
3.501% - 3.750%		340	115,530,961	33.50	2.154	3.596	705	76.33	77.07	12.64
3.751% - 4.000%		118	31,475,038	9.13	2.000	3.848	699	71.87	71.87	11.95
4.001% - 4.250%		23	6,671,364	1.93	2.656	4.130	714	81.08	81.08	43.54
4.251% - 4.500%		8	2,291,926	0.66	4.291	4.390	710	97.56	97.56	100.00
4.501% - 4.750%		22	6,108,087	1.77	4.098	4.641	738	96.82	96.82	87.40
4.751% - 5.000%		1	403,372	0.12	1.400	4.875	726	69.90	69.90	0.00

Total:		1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Minimum: 2.370%
Maximum: 4.875%
Weighted Average:	3.461%

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Remaining Months to maturity		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

351 - 355		1	593,493	0.17	6.570	3.070	771	63.63	63.63	0.00
356 - 360		683	194,883,837	56.51	2.112	3.395	705	75.99	76.61	19.99
361 or more		470	149,384,857	43.32	1.889	3.550	710	76.52	76.82	17.74

Total:		1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Minimum: 353
Maximum: 480
Weighted Average:	411

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Seasoning		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0 <=		298	77,933,175	22.60	1.502	3.440	709	75.89	76.43	20.18
1 - 6		855	266,335,519	77.23	2.165	3.468	707	76.31	76.78	18.68
7 - 12		1	593,493	0.17	6.570	3.070	771	63.63	63.63	0.00

Total:		1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Minimum: 0
Maximum: 7
Weighted Average:	1

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Months to Roll		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1		1,137	335,401,125	97.26	1.950	3.457	707	76.39	76.79	19.31
2		4	868,574	0.25	1.801	3.601	744	75.47	78.92	47.61
3		2	371,920	0.11	1.987	3.206	729	71.51	71.51	0.00
11		8	5,147,068	1.49	4.950	3.654	722	70.85	71.40	5.53
12		3	3,073,500	0.89	5.178	3.655	734	64.43	73.65	0.00

Total:		1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Average AS OF: 2006-03-01
Minimum: 1
Maximum: 12
Weighted Average:	1

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Gross Lifetime Maximum Rate		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

9.501% - 10.000%		929	295,227,399	85.61	1.938	3.394	704	75.74	76.31	15.46
10.001% - 10.500%		176	36,723,045	10.65	1.978	3.711	725	72.67	72.67	18.82
10.501% - 11.000%		49	12,911,743	3.74	4.099	4.295	729	96.61	96.61	100.00

Total:		1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Minimum: 9.950%
Maximum: 10.550%
Weighted Average:	10.015%

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Rate Adjustment Frequency		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1		1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Total:		1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Payment Adjustment Frequency	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

12	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Max Balance Amount	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

110.00	326	96,987,368	28.12	3.225	3.515	702	78.08	79.03	27.70
115.00	1	349,230	0.10	1.500	3.200	646	69.31	69.31	0.00
125.00	827	247,525,590	71.78	1.553	3.441	710	75.47	75.77	15.59

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

NZWA NGM AMT: 120.77

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Periodic Payment Cap	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

7.500	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Original LTV	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

50.00% or less	44	10,227,147	2.97	1.743	3.363	716	43.79	43.79	10.95
50.01% - 55.00%	27	6,411,998	1.86	2.067	3.401	726	52.71	53.56	8.40
55.01% - 60.00%	45	15,394,340	4.46	2.173	3.455	703	57.78	57.78	6.99
60.01% - 65.00%	45	14,970,095	4.34	2.838	3.471	709	63.02	65.24	8.95
65.01% - 70.00%	100	32,905,214	9.54	1.976	3.451	708	68.51	69.24	6.66
70.01% - 75.00%	248	70,182,123	20.35	1.757	3.519	695	74.28	74.36	7.24
75.01% - 80.00%	438	133,602,635	38.74	1.964	3.391	711	79.59	80.33	20.65
80.01% - 85.00%	25	7,773,114	2.25	2.416	3.410	699	83.57	83.57	37.37
85.01% - 90.00%	126	39,052,576	11.32	1.717	3.412	709	89.72	89.72	24.47
90.01% - 95.00%	22	5,108,832	1.48	2.733	3.494	669	94.52	94.52	94.82
95.01% - 100.00%	34	9,234,113	2.68	4.338	4.452	744	99.68	99.68	100.00

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Minimum: 17.96
Maximum: 100.00
Weighted Average: 76.20

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Combined LTV	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

50.00% or less	44	10,227,147	2.97	1.743	3.363	716	43.79	43.79	10.95
50.01% - 55.00%	26	6,111,998	1.77	2.120	3.410	723	52.62	52.62	8.81
55.01% - 60.00%	45	15,394,340	4.46	2.173	3.455	703	57.78	57.78	6.99
60.01% - 65.00%	43	11,719,696	3.40	2.044	3.415	707	63.39	63.40	11.43
65.01% - 70.00%	97	30,975,924	8.98	1.907	3.461	711	68.47	68.47	6.49
70.01% - 75.00%	248	73,055,895	21.18	1.898	3.523	696	73.66	74.18	6.56
75.01% - 80.00%	411	124,673,712	36.15	1.785	3.402	712	79.47	79.56	19.84
80.01% - 85.00%	28	8,924,597	2.59	2.811	3.365	696	81.74	83.44	35.74
85.01% - 90.00%	156	49,435,933	14.33	2.226	3.389	707	87.63	89.68	25.47
90.01% - 95.00%	22	5,108,832	1.48	2.733	3.494	669	94.52	94.52	94.82
95.01% - 100.00%	34	9,234,113	2.68	4.338	4.452	744	99.68	99.68	100.00

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Minimum: 17.96
Maximum: 100.00
Weighted Average: 76.68

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Silent 2nd	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

N	1,116	328,505,079	95.26	1.907	3.465	708	76.29	76.29	18.92
Y	38	16,357,108	4.74	4.349	3.391	703	74.29	84.45	20.29

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Geographical Distribution (Top 5)	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

California	278	110,206,336	31.96	2.404	3.490	706	75.08	75.96	10.35
Florida	327	83,186,025	24.12	1.543	3.501	707	77.28	77.36	19.36
Virginia	73	25,938,367	7.52	1.287	3.362	700	77.22	77.27	25.50
Maryland	82	23,032,009	6.68	1.814	3.361	701	78.55	78.55	16.91
Michigan	55	19,280,452	5.59	2.310	3.444	717	70.55	70.85	19.41
Other	339	83,218,999	24.13	2.219	3.447	712	76.94	77.59	28.49

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
California loan breakdown	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Northern CA	173	68,899,296	19.98	2.281	3.491	707	75.66	76.41	11.24
Southern CA	105	41,307,040	11.98	2.609	3.488	704	74.09	75.21	8.87
State not in CA	876	234,655,852	68.04	1.844	3.448	708	76.72	77.02	23.04

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Top 10 Zip Codes		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

48302		2	2,680,152	0.78	2.950	3.620	685	74.93	74.93	0.00
33412		3	2,534,896	0.74	1.000	3.419	740	74.02	74.02	0.00
46240		1	2,500,000	0.72	5.200	3.650	737	60.98	72.32	0.00
20155		5	2,445,017	0.71	1.184	2.808	703	79.07	79.07	44.89
48323		1	1,995,418	0.58	1.250	3.200	727	57.15	57.15	0.00
60523		1	1,977,394	0.57	2.150	3.800	672	60.00	60.00	0.00
33458		5	1,918,058	0.56	1.127	3.446	676	79.07	79.07	11.48
94565		4	1,791,137	0.52	3.200	3.452	705	80.54	80.54	0.00
95828		6	1,775,756	0.51	1.360	3.462	717	77.51	77.51	17.42
95122		3	1,753,110	0.51	3.099	3.278	681	83.53	83.53	36.51
Other		1,123	323,491,249	93.80	2.006	3.465	707	76.45	76.87	19.54

Total:		1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
FICO Scores		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

600 or less or not available		2	384,461	0.11	5.479	4.411	590	91.37	91.37	71.22
601 - 620		3	977,791	0.28	1.000	3.435	620	69.65	69.65	0.00
621 - 640		79	21,711,290	6.30	2.094	3.477	630	74.72	75.57	32.87
641 - 660		115	31,262,849	9.07	2.026	3.443	650	75.49	75.89	32.54
661 - 680		167	55,415,968	16.07	1.963	3.489	670	75.67	76.23	11.46
681 - 700		181	58,962,093	17.10	1.822	3.407	690	76.74	76.93	14.85
701 - 720		141	43,202,799	12.53	2.116	3.482	710	77.70	78.16	14.89
721 - 740		143	42,512,224	12.33	2.221	3.462	731	75.70	76.60	15.78
741 - 760		121	36,211,125	10.50	1.868	3.434	750	78.42	78.91	19.52
761 greater than or equal to		202	54,221,588	15.72	2.140	3.492	781	74.86	75.17	23.18

Total:		1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Minimum (not less than 400):	590
Maximum: 825
Weighted Average: 707

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Mortgage Properties		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Condominium		148	34,046,743	9.87	2.282	3.556	719	80.54	80.96	18.00
PUD		238	80,895,579	23.46	1.652	3.404	708	76.39	76.68	21.62
Single Family		722	215,995,206	62.63	2.125	3.454	705	75.65	76.24	18.06
Two- to Four Family		46	13,924,659	4.04	1.957	3.682	707	72.97	72.97	20.40

Total:		1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Occupancy types	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Investor	182	38,407,014	11.14	2.144	3.708	725	72.54	72.65	18.90
Primary	932	296,717,273	86.04	2.017	3.426	704	76.44	76.99	18.78
Secondary	40	9,737,900	2.82	1.713	3.571	730	83.07	83.07	25.43

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Loan Purpose	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Purchase	219	68,251,017	19.79	2.132	3.554	719	84.52	85.04	22.82
Cash Out Refinance	730	215,664,254	62.54	1.872	3.439	706	72.95	73.30	16.58
Rate/Term Refinance	205	60,946,917	17.67	2.434	3.436	699	78.35	79.25	23.19

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Document Type	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Full	276	65,468,733	18.98	2.291	3.525	705	82.64	83.17	100.00
No Doc	21	9,387,337	2.72	5.590	3.486	690	75.38	79.20	0.00
Reduced	663	216,810,714	62.87	1.870	3.432	713	76.40	76.84	0.00
Stated Doc	194	53,195,404	15.43	1.688	3.500	689	67.58	67.58	0.00

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Recast Period	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

60	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
First Payment Adjustment (months)	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

12	897	272,614,074	79.05	1.891	3.471	709	76.18	76.78	17.43
60	257	72,248,113	20.95	2.520	3.423	702	76.26	76.30	24.84

Total:	1,154	344,862,187	100.00	2.023	3.461	707	76.20	76.68	18.98

Negative Amortization Pool 4

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Summary			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1 Year MTA			125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Total:			125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

As of Date:	2006-03-01
Total Balance: $74,386,735
Avg Loan Balance:		$595,094
WA Gross Rate: 1.737%
WA Net Rate: 1.351%
WA Gross Margin:		2.917%
WA Net Margin: 2.531%
WA Gross Max Rate: 9.983%
WA Net Max Rate:		9.597%
WA Rem Term: 421
WA Months to Roll:		1
WA FICO:	708
WA LTV:	75.46%
IO%: 0.00%
Cal %: 53.03%
% LTV gt 80 and No MI: 0%

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Amortization Type			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Negative Amortizing			125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Total:			125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Prepay Penalty Type			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

24 mo - HARD			125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Total:			125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

% with Prepay: 100.00
NZWA Prepay Term: 24
% Soft Prepay*: 0.00
% Hybrid*:	0.00

*As a % of loans with penalties.

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Loan Servicers			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

American Home			118	70,401,062	94.64	1.633	2.874	709	75.28	75.40	13.23
Cenlar			7	3,985,673	5.36	3.572	3.678	688	78.56	83.07	0.00

Total:			125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Current Principal Balance		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

$100,000.01 - $150,000.00		1	106,351	0.14	1.000	2.800	737	90.00	90.00	0.00
$150,000.01 - $200,000.00		5	853,590	1.15	1.347	2.814	724	89.62	89.62	61.65
$200,000.01 - $250,000.00		5	1,157,952	1.56	2.441	2.823	689	85.96	87.00	19.71
$250,000.01 - $300,000.00		5	1,382,257	1.86	1.900	2.834	686	87.86	87.86	39.63
$300,000.01 - $417,000.00		6	2,141,147	2.88	2.032	2.986	715	87.18	87.18	49.64
$417,000.01 - $600,000.00		62	30,870,719	41.50	2.014	2.976	704	76.30	76.77	9.88
$600,000.01 - $800,000.00		18	12,453,965	16.74	1.695	2.840	712	74.75	75.65	16.28
$800,000.01 - $1,000,000.00		15	13,686,347	18.40	1.269	2.798	734	73.27	73.27	13.64
$1,000,000.01 or more		8	11,734,407	15.77	1.490	3.000	686	70.72	70.72	0.00

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Minimum: $106,350.96
Maximum: $1,800,000.00
Average: $595,093.88

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Original Gross Rate		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.501% - 1.000%		82	48,146,194	64.72	1.575	2.868	707	76.03	76.45	13.78
1.001% - 1.500%		8	5,810,317	7.81	1.362	3.181	714	74.34	74.34	28.39
1.501% - 2.000%		30	15,831,229	21.28	2.192	2.874	713	74.99	75.42	6.48
2.001% - 2.500%		4	3,288,033	4.42	2.222	3.189	706	71.38	71.38	0.00
2.501% - 3.000%		1	1,310,961	1.76	2.650	3.400	664	75.00	75.00	0.00

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Minimum: 1.000%
Maximum: 2.650%
Weighted Average:	1.298%

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Current Gross Rate		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.501% - 1.000%		72	43,176,622	58.04	1.000	2.850	706	75.85	76.18	14.84
1.001% - 1.500%		8	5,810,317	7.81	1.362	3.181	714	74.34	74.34	28.39
1.501% - 2.000%		28	14,767,611	19.85	1.879	2.862	709	74.43	74.89	4.75
2.001% - 2.500%		4	3,288,033	4.42	2.222	3.189	706	71.38	71.38	0.00
2.501% - 3.000%		1	1,310,961	1.76	2.650	3.400	664	75.00	75.00	0.00
5.501% - 6.000%		1	649,612	0.87	5.900	2.400	715	70.28	70.28	0.00
6.001% - 6.500%		7	3,416,377	4.59	6.322	2.822	737	78.39	78.74	6.68
6.501% - 7.000%		1	323,863	0.44	6.970	3.470	681	90.00	90.00	100.00
7.001% or more		3	1,643,339	2.21	7.239	3.616	726	79.95	82.70	0.00

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Minimum: 1.000%
Maximum: 7.375%
Weighted Average:	1.737%

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Gross Margin		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

2.001% - 2.250%		1	658,537	0.89	1.000	2.020	811	80.00	80.00	0.00
2.251% - 2.500%		12	7,868,555	10.58	1.666	2.434	738	73.65	73.65	11.36
2.501% - 2.750%		21	13,272,019	17.84	1.681	2.657	713	73.81	73.87	16.73
2.751% - 3.000%		64	34,560,631	46.46	1.610	2.913	705	76.12	76.16	14.00
3.001% - 3.250%		12	8,920,311	11.99	1.290	3.150	689	76.14	76.14	11.61
3.251% - 3.500%		5	3,184,007	4.28	2.641	3.415	683	76.88	76.88	10.17
3.501% - 3.750%		10	5,922,675	7.96	2.967	3.648	706	75.33	79.50	0.00

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Minimum: 2.020%
Maximum: 3.750%
Weighted Average:	2.917%

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Remaining Months to maturity		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

356 - 360		61	36,261,963	48.75	1.979	2.882	708	76.30	76.81	17.77
361 or more		64	38,124,771	51.25	1.507	2.951	708	74.65	74.86	7.52

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Minimum: 358
Maximum: 480
Weighted Average:	421

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Seasoning		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0 <=		31	19,121,926	25.71	1.405	2.891	706	74.60	74.60	9.43
1 - 6		94	55,264,809	74.29	1.852	2.926	709	75.75	76.24	13.58

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Minimum: 0
Maximum: 2
Weighted Average:	1

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Months to Roll		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Average AS OF: 2006-03-01
Minimum: 1
Maximum: 1
Weighted Average:	1

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Gross Lifetime Maximum Rate	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

9.501% - 10.000%	114	68,346,895	91.88	1.716	2.878	706	75.51	75.80	10.74
10.001% - 10.500%	10	5,715,976	7.68	1.689	3.356	730	73.96	75.14	28.86
10.501% - 11.000%	1	323,863	0.44	6.970	3.470	681	90.00	90.00	100.00

Total:	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Minimum: 9.950%
Maximum: 10.550%
Weighted Average: 9.983%

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Rate Adjustment Frequency	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Total:	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Payment Adjustment Frequency	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

12	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Total:	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Max Balance Amount	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

110.00	39	21,920,146	29.47	2.447	3.042	709	75.43	76.25	3.20
125.00	86	52,466,588	70.53	1.440	2.865	708	75.46	75.63	16.41

Total:	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

NZWA NGM AMT: 120.58

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Periodic Payment Cap	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

7.500	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Total:	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Original LTV		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

50.00% or less		2	1,422,743	1.91	1.332	2.666	693	49.16	49.16	0.00
50.01% - 55.00%		2	1,316,886	1.77	1.351	3.247	697	53.01	58.15	0.00
55.01% - 60.00%		1	1,497,357	2.01	1.000	2.650	670	58.82	58.82	0.00
60.01% - 65.00%		5	2,454,499	3.30	1.379	2.881	711	62.26	62.26	0.00
65.01% - 70.00%		10	10,512,737	14.13	1.432	2.881	687	68.26	68.26	9.26
70.01% - 75.00%		25	16,562,562	22.27	1.980	3.077	704	74.09	74.77	7.02
75.01% - 80.00%		60	34,611,172	46.53	1.806	2.860	721	79.48	79.74	16.11
80.01% - 85.00%		1	554,000	0.74	1.000	2.950	728	83.94	83.94	0.00
85.01% - 90.00%		16	4,726,498	6.35	1.880	2.941	694	89.27	89.27	18.44
90.01% - 95.00%		3	728,280	0.98	1.190	2.905	696	93.33	93.33	100.00

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Minimum: 47.73
Maximum: 95.00
Weighted Average:	75.46

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Combined LTV		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

50.00% or less		2	1,422,743	1.91	1.332	2.666	693	49.16	49.16	0.00
50.01% - 55.00%		1	720,000	0.97	1.000	2.850	737	51.80	51.80	0.00
55.01% - 60.00%		1	1,497,357	2.01	1.000	2.650	670	58.82	58.82	0.00
60.01% - 65.00%		5	2,454,499	3.30	1.379	2.881	711	62.26	62.26	0.00
65.01% - 70.00%		11	11,109,623	14.93	1.451	2.926	685	67.52	68.13	8.76
70.01% - 75.00%		24	15,814,349	21.26	2.026	3.045	705	74.05	74.05	7.35
75.01% - 80.00%		56	33,006,077	44.37	1.720	2.841	723	79.46	79.46	14.75
80.01% - 85.00%		3	1,478,720	1.99	1.000	3.049	708	81.48	83.52	32.38
85.01% - 90.00%		19	6,155,086	8.27	2.346	3.099	687	86.51	89.26	17.87
90.01% - 95.00%		3	728,280	0.98	1.190	2.905	696	93.33	93.33	100.00

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Minimum: 47.73
Maximum: 95.00
Weighted Average:	75.81

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Silent 2nd		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

N		120	71,915,397	96.68	1.698	2.892	710	75.56	75.57	12.63
Y		5	2,471,338	3.32	2.857	3.643	658	72.32	82.82	9.24

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Geographical Distribution (Top 5)	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

California	64	39,446,061	53.03	1.690	2.941	710	76.24	76.61	8.44
Florida	23	12,099,959	16.27	1.509	2.870	710	76.91	77.84	19.57
Virginia	8	4,179,298	5.62	2.359	2.821	697	73.08	73.37	5.46
Arizona	4	3,036,353	4.08	2.947	2.947	733	74.75	74.75	19.65
Illinois	2	1,954,101	2.63	1.301	2.988	657	68.56	68.56	7.89
Other	24	13,670,963	18.38	1.677	2.903	706	73.76	73.76	19.27

Total:	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
California loan breakdown	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Northern CA	42	25,945,196	34.88	1.782	2.931	715	74.85	75.11	4.27
Southern CA	22	13,500,865	18.15	1.514	2.960	701	78.92	79.48	16.46
State not in CA	61	34,940,674	46.97	1.790	2.890	706	74.57	74.92	17.12

Total:	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Top 10 Zip Codes	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

95076	3	2,632,699	3.54	2.042	2.755	678	67.80	67.80	0.00
95037	3	2,503,280	3.37	1.544	2.916	733	69.06	71.77	0.00
94526	3	2,378,142	3.20	1.000	2.601	731	69.91	69.91	32.30
60657	1	1,800,000	2.42	1.250	3.000	646	66.30	66.30	0.00
85750	1	1,700,000	2.29	2.150	3.000	704	68.00	68.00	0.00
93103	2	1,643,209	2.21	1.000	2.950	683	77.72	77.72	0.00
06820	1	1,575,000	2.12	1.750	3.220	687	75.00	75.00	0.00
90275	1	1,335,882	1.80	1.000	2.550	764	66.91	66.91	0.00
92656	1	1,310,961	1.76	2.650	3.400	664	75.00	75.00	0.00
92694	1	1,301,268	1.75	1.000	3.075	702	79.86	79.86	0.00
Other	108	56,206,294	75.56	1.800	2.918	711	76.91	77.27	15.20

Total:	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
FICO Scores		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

621 - 640		7	3,242,669	4.36	2.066	3.098	630	76.62	78.02	22.05
641 - 660		13	9,106,586	12.24	1.255	3.000	651	70.50	71.24	20.73
661 - 680		21	12,758,076	17.15	1.339	3.074	670	75.26	76.32	6.49
681 - 700		22	11,062,920	14.87	1.790	2.934	689	79.35	79.46	14.15
701 - 720		13	9,874,442	13.27	2.591	2.928	708	71.96	71.96	0.00
721 - 740		19	9,718,609	13.06	1.463	2.757	731	78.29	78.38	20.94
741 - 760		8	4,826,744	6.49	1.454	2.806	751	71.74	71.74	0.00
761 greater than or equal to		22	13,796,689	18.55	1.984	2.806	784	77.31	77.31	16.53

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Minimum (not less than 400):	624
Maximum: 813
Weighted Average: 708

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Mortgage Properties		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Condominium		5	1,919,092	2.58	2.644	2.646	705	80.66	80.66	0.00
PUD		39	22,647,551	30.45	1.656	2.883	706	77.22	77.22	16.30
Single Family		78	47,772,950	64.22	1.744	2.943	707	74.42	74.98	9.33
Two- to Four Family		3	2,047,141	2.75	1.616	2.961	757	75.16	75.16	56.86

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Occupancy types		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Investor		10	5,715,976	7.68	1.689	3.356	730	73.96	75.14	28.86
Primary		111	66,356,762	89.21	1.742	2.883	706	75.58	75.88	11.55
Secondary		4	2,313,997	3.11	1.706	2.815	706	75.53	75.53	0.00

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Loan Purpose		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Purchase		47	20,914,253	28.12	1.832	2.933	718	80.59	81.18	25.64
Cash Out Refinance		70	47,847,987	64.32	1.722	2.897	707	72.61	72.81	8.25
Rate/Term Refinance		8	5,624,495	7.56	1.512	3.032	682	80.60	81.41	0.00

Total:		125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Document Type	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Full	20	9,311,380	12.52	1.480	2.841	711	80.02	80.24	100.00
No Doc	3	1,997,706	2.69	2.865	3.705	712	77.17	82.78	0.00
Reduced	87	54,762,039	73.62	1.731	2.895	711	75.26	75.51	0.00
Stated Doc	15	8,315,610	11.18	1.793	2.963	686	71.19	71.19	0.00

Total:	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Recast Period	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

60	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Total:	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
First Payment Adjustment (months)	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

12	93	56,452,261	75.89	1.591	2.923	707	75.68	76.16	15.25
60	32	17,934,474	24.11	2.197	2.901	713	74.74	74.74	3.91

Total:	125	74,386,735	100.00	1.737	2.917	708	75.46	75.81	12.52

Negative Amortization Pool
All records

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Summary			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1 Year MTA			3,105	1,090,097,174	97.58	1.927	3.026	715	75.02	75.58	18.97
11th D. COFI			82	27,044,417	2.42	6.501	3.938	701	79.15	81.80	9.80

Total:			3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

As of Date:	2006-03-01
Total Balance: $1,117,141,591
Avg Loan Balance:		$350,531
WA Gross Rate: 2.038%
WA Net Rate: 1.651%
WA Gross Margin:		3.048%
WA Net Margin: 2.661%
WA Gross Max Rate: 10.031%
WA Net Max Rate:		9.644%
WA Rem Term: 413
WA Months to Roll:		1
WA FICO:	715
WA LTV:	75.12%
IO%: 1.29%
Cal %: 40.10%
% LTV gt 80 and No MI: 0%

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Amortization Type			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Interest Only			42	14,422,213	1.29	1.376	2.765	710	73.69	74.59	29.62
Negative Amortizing			3,145	1,102,719,378	98.71	2.047	3.052	715	75.13	75.74	18.60

Total:			3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Prepay Penalty Type			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

No Prepay			891	358,085,918	32.05	2.020	2.770	722	73.87	74.56	19.09
6 mo - HARD			2	1,227,715	0.11	6.848	3.209	742	80.00	90.00	0.00
12 mo - HARD			773	275,044,935	24.62	1.941	2.903	717	75.12	75.69	18.54
12 mo - SOFT			3	1,554,590	0.14	7.219	3.969	748	80.00	81.62	51.85
24 mo - HARD			320	123,076,488	11.02	1.790	2.929	710	75.25	75.74	17.87
36 mo - HARD			1,196	357,816,982	32.03	2.172	3.474	707	76.28	76.85	18.80
36 mo - SOFT			2	334,963	0.03	7.250	3.963	676	77.56	77.56	0.00

Total:			3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

% with Prepay: 67.95
NZWA Prepay Term: 25
% Soft Prepay*: 0.25
% Hybrid*:	0.00

*As a % of loans with penalties.

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Loan Servicers	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

American Home	3,050	1,066,016,510	95.42	1.847	3.016	716	74.99	75.43	19.28
Homecomings Inc	82	27,044,417	2.42	6.501	3.938	701	79.15	81.80	9.80
Cenlar	55	24,080,664	2.16	5.488	3.480	687	76.37	82.04	5.14

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Current Principal Balance	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

$50,000.00 or less	15	622,056	0.06	1.599	3.376	721	77.65	77.65	93.01
$50,000.01 - $100,000.00	164	12,865,409	1.15	1.871	3.186	725	72.66	72.73	53.55
$100,000.01 - $150,000.00	294	37,534,851	3.36	2.160	3.212	717	75.06	75.36	32.15
$150,000.01 - $200,000.00	410	72,704,486	6.51	1.773	3.169	715	75.02	75.54	35.13
$200,000.01 - $250,000.00	393	89,053,820	7.97	1.977	3.133	715	75.50	75.94	24.26
$250,000.01 - $300,000.00	379	104,430,363	9.35	2.102	3.133	711	76.73	77.24	25.39
$300,000.01 - $417,000.00	641	226,764,668	20.30	2.141	3.098	712	76.78	77.23	18.29
$417,000.01 - $600,000.00	562	280,518,779	25.11	1.977	2.982	715	76.96	77.50	13.23
$600,000.01 - $800,000.00	190	127,974,168	11.46	2.131	2.964	716	74.35	75.48	17.09
$800,000.01 - $1,000,000.00	67	60,837,880	5.45	1.885	2.895	718	72.80	74.15	19.26
$1,000,000.01 or more	72	103,835,113	9.29	2.104	2.992	719	67.22	67.82	3.88

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Minimum: $34,921.71
Maximum: $2,500,000.00
Average: $350,530.78

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Original Gross Rate	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.501% - 1.000%	1,659	614,935,121	55.05	1.623	2.972	711	75.56	76.21	14.66
1.001% - 1.500%	612	172,665,571	15.46	2.032	3.213	725	72.96	73.29	21.31
1.501% - 2.000%	596	216,664,042	19.39	2.275	2.976	714	74.24	74.84	19.85
2.001% - 2.500%	148	46,386,800	4.15	2.567	3.194	720	73.25	73.65	26.66
2.501% - 3.000%	20	7,917,512	0.71	4.151	3.435	687	84.41	85.58	33.93
3.001% - 3.500%	1	132,000	0.01	3.050	3.750	674	80.00	80.00	100.00
3.501% - 4.000%	54	13,721,547	1.23	4.178	4.151	745	99.24	99.24	97.83
4.001% - 4.500%	7	2,396,564	0.21	4.394	3.087	703	84.05	84.05	63.48
4.501% - 5.000%	63	28,689,215	2.57	4.928	3.188	724	74.94	75.99	24.85
5.001% - 5.500%	24	9,580,517	0.86	5.308	3.324	723	72.59	76.35	23.01
5.501% - 6.000%	3	4,052,700	0.36	5.616	3.600	761	70.32	70.32	0.00

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Minimum: 1.000%
Maximum: 5.850%
Weighted Average: 1.489%

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal Principal		Gross	Gross	Average	Original Combined		% Full
Current Gross Rate		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.501% - 1.000%		1,485	547,587,021	49.02	1.000	2.947	711	75.52	76.00	14.90
1.001% - 1.500%		551	152,011,263	13.61	1.387	3.196	726	72.83	73.06	21.78
1.501% - 2.000%		537	197,952,568	17.72	1.860	2.953	714	73.79	74.36	19.51
2.001% - 2.500%		137	43,357,187	3.88	2.260	3.174	718	72.94	73.30	26.71
2.501% - 3.000%		12	5,311,862	0.48	2.688	3.296	672	82.64	84.38	39.73
3.001% - 3.500%		1	132,000	0.01	3.050	3.750	674	80.00	80.00	100.00
3.501% - 4.000%		49	12,538,223	1.12	3.860	4.155	745	99.31	99.31	100.00
4.001% - 4.500%		7	2,396,564	0.21	4.394	3.087	703	84.05	84.05	63.48
4.501% - 5.000%		63	28,689,215	2.57	4.928	3.188	724	74.94	75.99	24.85
5.001% - 5.500%		24	9,580,517	0.86	5.308	3.324	723	72.59	76.35	23.01
5.501% - 6.000%		26	10,324,089	0.92	5.807	2.889	746	71.16	71.69	12.36
6.001% - 6.500%		93	41,679,270	3.73	6.288	2.786	722	74.93	75.73	17.18
6.501% - 7.000%		97	30,246,887	2.71	6.801	3.342	714	77.98	79.18	18.64
7.001% or more		105	35,334,923	3.16	7.318	3.850	697	78.21	81.18	13.46

Total:		3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Minimum: 1.000%
Maximum: 8.250%
Weighted Average:	2.038%

				% of Pool	Weighted Weighted			Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal Principal		Gross	Gross	Average	Original Combined		% Full
Gross Margin		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

2.001% - 2.250%		12	5,068,529	0.45	1.145	2.129	743	76.28	76.28	19.18
2.251% - 2.500%		228	94,904,945	8.50	1.559	2.422	721	72.81	73.60	17.97
2.501% - 2.750%		712	288,432,481	25.82	1.652	2.672	719	73.90	74.55	17.55
2.751% - 3.000%		660	243,042,667	21.76	2.043	2.889	715	75.23	75.81	19.30
3.001% - 3.250%		448	135,034,255	12.09	1.994	3.143	715	74.23	74.42	19.55
3.251% - 3.500%		499	147,211,303	13.18	2.001	3.420	712	76.13	76.56	20.05
3.501% - 3.750%		390	135,668,330	12.14	2.534	3.605	705	76.81	77.76	12.78
3.751% - 4.000%		150	41,389,952	3.70	3.006	3.861	702	75.50	76.05	19.96
4.001% - 4.250%		45	13,810,441	1.24	4.785	4.135	711	80.66	82.49	33.14
4.251% - 4.500%		12	3,613,706	0.32	3.433	4.411	703	87.24	89.54	63.42
4.501% - 4.750%		29	8,066,793	0.72	4.312	4.647	730	92.35	92.66	67.58
4.751% - 5.000%		2	898,190	0.08	5.174	4.889	710	75.46	80.97	0.00

Total:		3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Minimum: 2.020%
Maximum: 4.900%
Weighted Average:	3.048%

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Remaining Months to maturity			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

341 - 350			1	453,880	0.04	6.250	2.900	733	68.00	68.00	0.00
351 - 355			32	10,823,481	0.97	7.059	3.768	698	82.53	83.23	15.15
356 - 360			1,828	603,922,071	54.06	2.053	3.014	715	74.89	75.62	20.34
361 or more			1,326	501,942,160	44.93	1.908	3.074	714	75.23	75.70	16.91

Total:			3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Minimum:	342
Maximum:	480
Weighted Average:		413

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Seasoning			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0 <=			781	234,772,765	21.02	1.575	3.057	715	75.20	75.62	20.35
1 - 6			2,402	880,707,292	78.84	2.153	3.046	715	75.10	75.77	18.35
7 - 12			3	1,207,654	0.11	6.662	3.289	735	73.19	73.19	0.00
13 - 18			1	453,880	0.04	6.250	2.900	733	68.00	68.00	0.00

Total:			3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Minimum:	0
Maximum:	18
Weighted Average:		1

					% of Pool	Weighted	Weighted		Weighted	Weighted
			Number		By	Average	Average	Weighted	Average	Average
			of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Months to Roll			Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1			3,004	1,027,222,022	91.95	1.927	3.055	714	75.48	76.00	19.01
2			74	40,586,138	3.63	1.845	2.816	732	69.22	70.98	14.34
3			22	7,715,267	0.69	1.761	2.837	732	73.42	74.56	16.07
4			1	254,614	0.02	4.450	2.850	708	68.92	68.92	100.00
5			5	1,595,156	0.14	4.481	2.764	701	79.16	79.16	37.42
10			2	741,003	0.07	5.195	3.148	702	72.15	72.15	0.00
11			54	25,831,941	2.31	5.042	3.166	725	74.04	75.22	19.24
12			25	13,195,450	1.18	5.024	3.200	732	68.15	70.86	9.65

Total:			3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Average AS OF: 2006-03-01
Minimum:	1
Maximum:	12
Weighted Average:		1

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Gross Lifetime Maximum Rate	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

8.001% - 8.500%	1	163,661	0.01	7.250	3.925	667	75.00	75.00	0.00
9.501% - 10.000%	2,363	901,226,641	80.67	1.974	2.986	711	74.80	75.54	15.58
10.001% - 10.500%	731	191,857,203	17.17	2.114	3.226	731	74.00	74.07	23.49
10.501% - 11.000%	92	23,894,087	2.14	3.793	3.963	732	96.17	96.17	100.00

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Minimum: 8.500%
Maximum: 10.550%
Weighted Average: 10.031%

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Rate Adjustment Frequency	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Payment Adjustment Frequency	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1	42	14,422,213	1.29	1.376	2.765	710	73.69	74.59	29.62
12	3,145	1,102,719,378	98.71	2.047	3.052	715	75.13	75.74	18.60

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Max Balance Amount	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.00	42	14,422,213	1.29	1.376	2.765	710	73.69	74.59	29.62
110.00	730	253,691,526	22.71	2.751	3.098	711	76.07	77.00	26.09
115.00	81	26,624,631	2.38	6.429	3.945	699	79.26	81.77	9.95
125.00	2,334	822,403,220	73.62	1.688	3.009	717	74.71	75.16	16.57

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

NZWA NGM AMT: 121.31

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Periodic Payment Cap	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0.000	42	14,422,213	1.29	1.376	2.765	710	73.69	74.59	29.62
7.500	3,145	1,102,719,378	98.71	2.047	3.052	715	75.13	75.74	18.60

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Original LTV		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

50.00% or less		126	39,924,563	3.57	1.886	2.910	724	41.63	42.78	14.90
50.01% - 55.00%		69	23,529,025	2.11	1.859	2.931	719	52.84	55.10	10.18
55.01% - 60.00%		95	37,202,659	3.33	2.030	3.051	713	57.64	58.73	13.25
60.01% - 65.00%		152	58,568,671	5.24	1.998	2.951	715	63.01	64.06	8.94
65.01% - 70.00%		266	122,684,577	10.98	2.002	3.041	713	68.35	68.89	8.89
70.01% - 75.00%		610	218,733,282	19.58	1.879	3.107	705	74.22	74.53	8.56
75.01% - 80.00%		1,420	481,699,811	43.12	2.063	3.002	719	79.56	80.29	23.39
80.01% - 85.00%		42	13,207,829	1.18	2.280	3.196	699	83.90	83.90	30.78
85.01% - 90.00%		297	92,778,619	8.31	1.866	3.065	713	89.65	89.65	20.71
90.01% - 95.00%		54	13,828,323	1.24	3.441	3.303	693	94.57	94.57	74.42
95.01% - 100.00%		56	14,984,232	1.34	4.263	4.208	749	99.78	99.78	100.00

Total:		3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Minimum: 11.82
Maximum: 100.00
Weighted Average:	75.12

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Combined LTV		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

50.00% or less		121	36,518,510	3.27	1.930	2.938	722	41.38	41.44	12.24
50.01% - 55.00%		62	19,948,915	1.79	1.936	2.940	722	52.75	52.75	10.93
55.01% - 60.00%		97	37,911,984	3.39	1.937	3.031	715	56.44	57.59	14.56
60.01% - 65.00%		147	54,130,653	4.85	1.781	2.914	714	62.89	63.06	8.65
65.01% - 70.00%		261	121,201,232	10.85	1.955	3.036	714	67.95	68.35	8.51
70.01% - 75.00%		600	217,201,374	19.44	1.904	3.112	706	73.98	74.20	7.25
75.01% - 80.00%		1,334	451,393,345	40.41	1.934	2.985	720	79.34	79.53	22.29
80.01% - 85.00%		55	19,173,063	1.72	2.686	3.126	697	80.78	83.63	34.09
85.01% - 90.00%		397	130,278,754	11.66	2.381	3.110	711	86.70	89.64	25.91
90.01% - 95.00%		57	14,399,531	1.29	3.399	3.292	694	93.64	94.56	73.38
95.01% - 100.00%		56	14,984,232	1.34	4.263	4.208	749	99.78	99.78	100.00

Total:		3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Minimum: 11.82
Maximum: 100.00
Weighted Average:	75.73

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Silent 2nd		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

N		3,041	1,053,162,901	94.27	1.965	3.044	715	75.28	75.28	17.93
Y		146	63,978,690	5.73	3.243	3.118	711	72.37	83.06	32.10

Total:		3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Geographical Distribution (Top 5)	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

California	1,012	447,927,260	40.10	2.154	3.017	716	74.39	75.09	10.72
Florida	645	183,527,310	16.43	1.629	3.151	715	76.83	77.14	16.14
Illinois	188	69,442,156	6.22	2.607	2.955	715	73.37	74.58	26.41
Virginia	159	55,501,833	4.97	1.519	3.103	705	77.37	77.53	29.19
Maryland	136	43,725,895	3.91	2.004	3.160	704	76.98	77.42	26.76
Other	1,047	317,017,136	28.38	2.082	3.029	717	74.88	75.52	26.97

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
California loan breakdown	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Northern CA	659	296,190,936	26.51	2.114	2.991	720	74.44	75.13	9.20
Southern CA	353	151,736,325	13.58	2.233	3.067	708	74.30	75.01	13.69
State not in CA	2,175	669,214,331	59.90	1.960	3.069	714	75.60	76.16	24.11

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Top 10 Zip Codes	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

95076	12	7,425,499	0.66	2.318	2.927	708	72.03	72.94	0.00
95037	7	4,658,372	0.42	1.335	2.846	733	73.80	76.11	10.09
94587	9	4,463,071	0.40	3.873	2.998	711	78.91	81.48	0.00
33308	5	4,277,750	0.38	1.211	3.034	751	73.19	73.19	0.00
94565	11	4,081,529	0.37	3.107	3.229	734	77.12	77.12	0.00
30097	3	3,897,168	0.35	3.633	2.594	712	63.93	67.11	0.00
94536	9	3,847,764	0.34	2.839	2.964	746	73.23	75.59	12.95
94521	7	3,686,358	0.33	2.458	2.953	713	71.82	71.82	9.53
94526	4	3,559,136	0.32	1.000	2.567	730	69.94	69.94	21.58
94513	6	3,511,573	0.31	3.216	3.057	684	78.59	79.89	0.00
Other	3,114	1,073,733,369	96.11	2.020	3.053	715	75.19	75.78	19.31

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
FICO Scores		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

600 or less or not available		3	726,461	0.07	3.606	3.605	590	82.25	82.25	37.69
601 - 620		13	4,777,047	0.43	2.075	3.089	616	66.89	66.89	48.93
621 - 640		171	52,337,324	4.68	1.999	3.158	630	72.73	73.81	31.03
641 - 660		236	84,243,583	7.54	1.821	3.102	651	73.53	74.10	26.75
661 - 680		421	148,064,964	13.25	1.936	3.092	670	75.45	75.99	13.57
681 - 700		494	179,530,296	16.07	2.148	3.072	690	76.26	76.86	14.28
701 - 720		419	152,905,725	13.69	2.043	3.015	710	76.15	76.81	17.45
721 - 740		381	132,664,820	11.88	2.179	3.052	730	75.97	76.41	16.07
741 - 760		392	135,437,838	12.12	1.948	3.032	751	76.10	76.80	19.38
761 greater than or equal to		657	226,453,533	20.27	2.069	2.984	781	73.50	74.11	21.21

Total:		3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

Minimum (not less than 400):	590
Maximum: 825
Weighted Average: 715

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Mortgage Properties		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Coop		3	1,028,126	0.09	1.118	2.465	651	76.08	76.08	11.49
Condominium		461	126,635,510	11.34	2.105	3.054	727	78.86	79.39	18.72
PUD		643	241,447,717	21.61	1.878	3.043	712	76.26	76.84	20.08
Single Family		1,927	694,356,862	62.15	2.081	3.038	713	74.17	74.84	17.30
Two- to Four Family		153	53,673,375	4.80	2.062	3.210	724	73.41	73.56	31.64

Total:		3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Occupancy types		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Investor		731	191,321,207	17.13	2.150	3.238	731	73.98	74.07	23.73
Primary		2,266	868,094,991	77.71	2.024	3.013	710	75.17	75.92	17.67
Secondary		190	57,725,393	5.17	1.877	2.953	732	78.13	78.34	18.42

Total:		3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

				% of Pool	Weighted	Weighted		Weighted	Weighted
		Number		By	Average	Average	Weighted	Average	Average
		of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Loan Purpose		Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Purchase		849	290,405,440	26.00	2.181	3.085	727	81.33	81.99	21.73
Cash Out Refinance		1,840	654,122,073	58.55	1.874	3.022	710	72.18	72.60	17.52
Rate/Term Refinance		498	172,614,079	15.45	2.417	3.086	713	75.78	77.06	18.36

Total:		3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Document Type	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

Full	778	209,392,198	18.74	2.191	3.089	714	79.29	80.42	100.00
Limited	3	1,283,604	0.11	7.209	3.931	654	84.42	88.69	0.00
No Doc	30	13,749,920	1.23	5.433	3.491	697	76.15	81.48	0.00
No Ratio	1	128,616	0.01	7.500	4.150	782	78.00	78.00	0.00
Reduced	1,981	765,114,829	68.49	1.977	3.019	718	75.32	75.74	0.00
Stated Doc	394	127,472,423	11.41	1.727	3.102	698	66.79	67.22	0.00

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
Recast Period	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

0	42	14,422,213	1.29	1.376	2.765	710	73.69	74.59	29.62
60	3,145	1,102,719,378	98.71	2.047	3.052	715	75.13	75.74	18.60

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

			% of Pool	Weighted	Weighted		Weighted	Weighted
	Number		By	Average	Average	Weighted	Average	Average
	of	Principal	Principal	Gross	Gross	Average	Original	Combined	% Full
First Payment Adjustment (months)	Loans	Balance	Balance	Coupon	Margin	FICO	LTV	LTV	Alt Doc

1	42	14,422,213	1.29	1.376	2.765	710	73.69	74.59	29.62
12	2,558	908,207,760	81.30	1.967	3.057	716	75.14	75.82	17.55
60	587	194,511,619	17.41	2.419	3.030	711	75.12	75.37	23.52

Total:	3,187	1,117,141,591	100.00	2.038	3.048	715	75.12	75.73	18.74

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Mortgage Backed Finance
Jay Lown	212-713-3670
Eileen Lindblom	212-713-6273
Sameer Tikoo	212-713-2952
Douglas Adelman	212-713-1329
Cameron Pittman	212-713-8462

Trading
Brian Bowes	212-713-2860
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Rating Agency Contacts

Standard & Poor’s

Natalie Skuthan	212-438-8012

Moody’s
Carlos A. Maymi	201-915-8736

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued.  Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you.  You may withdraw your indication of interest at any time prior to the notice of allocation.  The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics described in these materials.  The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded.  Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated:  April 11, 2006

Term Sheet Supplement

MASTR Adjustable Rate Mortgages Trust 2006-OA1
(Issuing Entity)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Transferor/Sponsor)

Wells Fargo Bank, N.A.
(Master Servicer and Trust Administrator)

Mortgage Pass-Through Certificates, Series 2006-OA1

UBS Investment Bank
For use with base prospectus dated April 4, 2006

TABLE OF CONTENTS

Page

RISK FACTORS

1

FORWARD LOOKING STATEMENTS

10

DEFINED TERMS

11

DESCRIPTION OF THE MORTGAGE LOANS

11

UNDERWRITING STANDARDS

11

THE SPONSOR

13

THE DEPOSITOR

16

THE MASTER SERVICER AND THE SERVICERS

17

THE POOLING AND SERVICING AGREEMENT

20

REPORTS TO CERTIFICATEHOLDERS

35

FEDERAL INCOME TAX CONSEQUENCES

36

ERISA CONSIDERATIONS

38

LEGAL INVESTMENT

40

GLOSSARY OF TERMS

42

Flow of Funds

Mortgagors
Mortgage Loans
$
Loan Sellers
Mortgage Loans
$
Sponsor/ Transferor
Mortgage Loans
$
Depositor
Collections on Mortgage Loans
Servicers
Reports to Master Servicer
Collections of Mortgage Loans
Certificates
$
Mortgage Loans
Certificates
Mortgage Loans Documents
Issuing Entity
Custodial Receipt
Master Servicer/Trust Administrator/ Custodian
Underwriter
Fee
Fiduciary Duties
Trustee
$
Certificates
Certificateholders

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky.  In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans.  Therefore, you should carefully consider the risk factors relating to the loans.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their loans in whole or in part at any time.  We cannot predict the rate at which mortgagors will repay their loans.  A prepayment of a loan generally will result in a prepayment on the certificates.

·

If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

·

If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

·

The rate of prepayments on the loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the mortgage rates on the loans, the loans are more likely to prepay than if prevailing rates remain above the mortgage rates on such loans.  Conversely, if prevailing interest rates rise significantly, the prepayments on the loans may decrease.  In addition, the loans are negative amortization loans which limit the increase in the borrower’s monthly payment except in the circumstances described in the term sheet supplement. As a result, even if the interest rates on the loans are increasing, the monthly payments made by the borrowers will not change to reflect the higher cost of the increased rate of interest for up to a year after the increase in the interest rate.

·

Certain of the loans may require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the loan during a stated period, which may range from 6 to 60 months after the loan was originated.  A prepayment charge may or may not discourage a mortgagor from prepaying the loan during the applicable period.

·

The transferor may be required to purchase loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the loans.

·

The holder of the Class C Certificates may, at its option, direct the Master Servicer to purchase all but not less than all of the Loans in the trust on any Distribution Date on or after the first date on which the current aggregate scheduled principal balance, as of that date of determination, is 1% or less than the aggregate scheduled principal balance of the Loans as of the Cut-off Date.

·

If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect.

·

As a result of the absorption of realized losses on the loans by excess interest, overcollateralization and amounts received under the Interest Rate Swap Agreement and Cap Contract, if any, as described herein, liquidations of defaulted loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Senior Certificates and the Subordinate Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the offered certificates.

·

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Senior Certificates and the Subordinate Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level.

Your Yield On The Certificates Will Be Subject To Any Negative Amortization On The Loans

Certain of the loans are negative amortization loans. After an introductory period of up to three months after origination during which the interest rates on the negative amortization loans are fixed, the interest rates on negative amortization loans will adjust monthly but their monthly payments and amortization schedules will adjust annually and, under most circumstances, are subject to payment caps. The interest rates on negative amortization loans during their introductory periods are lower than the sum of the indices applicable at origination and the related margins, and may be as low as 1% per annum. Since the scheduled monthly payments on negative amortization loans for the first year are set at their origination, the scheduled monthly payments are based upon the introductory interest rates. As a result, after the introductory interest rates expire and until the initial annual adjustment to the scheduled monthly payment made by the borrower (unless the fully indexed mortgage rate is a rate at or below the introductory mortgage rate), the scheduled monthly payment made by the borrower will not be sufficient to pay the amount of interest accruing on the loan. Although negative amortization loans provide for scheduled monthly payments, the amount of interest that accrues and is ultimately due on a negative amortization loan is based on the monthly interest rate. If borrowers only make their scheduled monthly payments, a portion of the accrued interest on negatively amortizing loans will become deferred interest. Deferred interest is the excess, if any, of (x) the amount of interest accrued on such loan from the preceding due date to such due date over (y) the monthly payment due for such due date. Deferred interest is added to the principal balance of the negative amortization loan and bears interest at the applicable interest rate for that negative amortization loan. The amount of deferred interest, if any, for a given month will reduce the amount of interest collected on these loans and available to be distributed as a distribution of interest to the certificates.

Your Yield On The Certificates Will Also Be Subject To Effects Of Adjustments Of Scheduled Payments And Principal Balances Of Negative Amortization Loans

If the interest rates on the loans in a loan group decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a loan, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the loan’s maturity, the monthly payment due on that loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

Rights of the NIMS Insurer

Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of such holders, and the holders of the offered certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of master servicer defaults and the right to direct the termination of the rights and obligations of the master servicer under the pooling and servicing agreement in the event of a default by the master servicer; (ii) the right to remove the trust administrator, the trustee or any co-trustee, or custodians pursuant to the pooling and servicing agreement; and (iii) the right to direct the trustee or the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement.  In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the master servicer, any successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any servicer, subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

·

any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

·

the rights to be granted to the NIMS Insurer, if any, are extensive;

·

the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights;

·

such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable loans and with comparable payment priorities and ratings; and

·

there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

The Return on Your Certificates Could Be Reduced Due to the Application of the Servicemembers Civil Relief Act

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, as amended, and any comparable state or local law will apply.  A significant number of the loans have mortgage interest rates that exceed such limitation, if applicable.  This may result in interest shortfalls on the loans, which in turn will be allocated ratably in reduction of accrued interest on all classes of interest bearing certificates, irrespective of the availability of excess cash flow or other credit enhancement.  None of the depositor, the transferor, the underwriter, the master servicer, the trust administrator, the trustee, the custodian, the servicer or any other party has taken any action to determine whether any of the loans would be affected by such interest rate limitation.  See “Certain Legal Aspects of Residential Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the base prospectus.

Potential Inadequacy of Credit Enhancement for the Offered Certificates

The credit enhancement features described in the summary of the prospectus supplement are intended to enhance the likelihood that holders of the Senior Certificates, and to a limited extent, the holders of the Subordinate Certificates, will receive regular distributions of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the loans.  If delinquencies or defaults occur on the loans, neither any servicer, the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if such advances are not likely to be recovered.  If substantial losses occur as a result of defaults and delinquent payments on the loans, you may suffer losses.

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently.  This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in the prospectus supplement, is not enough to protect your certificates from these losses.

Interest Generated by the Loans May Be Insufficient to Maintain Overcollateralization

The weighted average of the mortgage rates on the loans (net of certain fees and expenses) is expected to be higher than the pass-through rates on the offered certificates.  The loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the trust.  Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans.  After these financial obligations of the trust are covered, the available excess interest generated by the loans will be used to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the loans will generate:

·

Every time a loan is prepaid in full, liquidated or written off, excess interest may be reduced because the loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

·

If the rates of delinquencies, defaults or losses on the loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

·

If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher mortgage rates than on the loans with relatively lower mortgage rates, the amount of excess interest generated by the loans will be less than would otherwise be the case.

Difference Between Mortgage Rates And Pass-Through Rates May Result In Interest Shortfalls To The Certificates.

The mortgage rate on all of the loans will be based on the level of one-year MTA, which is a 12-month average of the monthly yields on U.S. Treasury securities, adjusted to a constant maturity of one year, or Eleventh District COFI, which is the monthly weighted average cost of funds for depository institutions that have home offices located in Arizona, California or Nevada and that are members of the Eleventh District of the Federal Home Loan Bank System as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco as most recently available generally as of a day specified in the related note. Therefore, a lack of correlation exists between the level of the index used to determine the pass-through rates on the interest-bearing certificates and the index used to determine the mortgage rates on the loans. Generally, the nature of one-year MTA and Eleventh District COFI will cause it to rise or fall more slowly than one-month LIBOR, and the indices may move in opposite directions. We cannot assure you as to the level, rate or timing of changes in any index.

Risks Associated with the Subordinate Certificates

The weighted average lives of, and the yields to maturity on, the Subordinate Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the loans.  If the actual rate and severity of losses on the loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of Subordinate Certificate then outstanding with the highest numerical class designation.  As a result of such reductions, less interest will accrue on such class of Subordinate Certificates than would otherwise be the case.  Once a realized loss is allocated to a Subordinate Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries).  However, the amount of any realized losses allocated to the Subordinate Certificates, may be distributed to the holders of the Subordinate Certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions.”

Unless the aggregate certificate principal balance of the Senior Certificates has been reduced to zero, the Subordinate Certificates will not be entitled to any principal distributions until at least April 2009 or such other date as provided in this term sheet supplement or during any period in which delinquencies or realized losses on the loans exceed certain levels.  As a result, the weighted average lives of the Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the Subordinate Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the loans.

In addition, the multiple class structure of the Subordinate Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the loans.  Because distributions of principal will be made to the holders of such certificates according to the priorities described in the prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes.  The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class C Certificates or a class of Subordinate Certificates with a higher numerical class designation.  Furthermore, as described in the prospectus supplement, the timing of receipt of principal and interest by the Subordinate Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for distribution on the next distribution date.  Each servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on loans serviced by such servicer, but only up to the amount of such servicer’s servicing fee for the related calendar month.  In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by any servicer or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by the servicer will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the monthly interest distributable amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.  The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls.  If these shortfalls are allocated to the offered certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Inclusion of Delinquent Loans May Increase Risk of Loss

Certain of the loans may be between 30 to 89 days past due in the payment of scheduled principal and interest.  As a result, the mortgage pool may bear more risk than a mortgage pool without any delinquencies but with otherwise comparable characteristics.  It is possible that a delinquent loan will not ever become current or, if it does become current, that the borrower may become delinquent again.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Loans

Substantial delays could be encountered in connection with the liquidation of delinquent loans.  Further, reimbursement of servicing advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you.  If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Combined Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher combined loan-to-value ratios may present a greater risk of loss than loans with combined loan-to-value ratios of 80% or below.  Certain of the loans may have combined loan-to-value ratios in excess of approximately 80%, but no more than approximately 100% at origination.  Additionally, the related loan seller’s determination of the value of a mortgaged property used in the calculation of the combined loan-to-values ratios of the loans may differ from the appraised value of such mortgaged properties.  See “Underwriting Standards” herein.

Geographic Concentration

The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the related loans.  Any concentration of the mortgaged properties securing the loans related to your certificates in particular geographic regions might magnify the effect on the related loans of adverse economic conditions or of special hazards in these areas, such as earthquakes, hurricanes, windstorms, wildfires or tornadoes, and might increase the rate of delinquencies, defaults and losses on the loans.  Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.

The chart presented in Annex I to the related term sheet lists the states with the highest concentrations of loans, including the concentration of loans in the State of California.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in California because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

·

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

·

Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

·

Declines in the residential real estate market in California may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

·

Properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California may be more susceptible to such hazards as hurricanes, floods, wildfires, mudslides and other natural disasters.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans.  As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans.  As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Violation of Various Federal and State Laws May Result in Losses on the Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the originator.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

The loans are also subject to federal laws, including:

·

the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the loans;

·

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

·

the Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such loans against either the trust or subsequent holders of the loans.

The transferor will represent that as of the closing date, each loan is in compliance with applicable federal and state laws and regulations.  In the event of a breach of such representation, the transferor will be obligated to cure such breach or repurchase or replace the affected loan in the manner described under “The Pooling and Servicing Agreement—Assignment of the Loans” herein.

High Cost Loans

None of the loans are “High Cost Loans” within the meaning of the Homeownership Act or any state law, ordinance or regulation similar to the Homeownership Act.  See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders—Homeownership Act and Similar State Laws” in the base prospectus.

In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices.  Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such loans.  In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act.  An originator’s failure to comply with these laws could subject the trust, and other assignees of the loans, to monetary penalties and could result in the borrowers rescinding such loans against either the trust or subsequent holders of the loans.  Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related loan.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the transferor will be required to purchase such Loan from the Trust.

See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the base prospectus.

The Certificates Are Obligations of the Trust Only

The offered certificates will not represent an interest in or obligation of the depositor, the transferor, any servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates.  None of the offered certificates or the loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the transferor, any servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates.  Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Reserve Account (with respect to the Senior Certificates and Subordinate Certificates) will be the sole source of distributions on the offered certificates, and there will be no recourse to the depositor, the transferor, any servicer, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided to the offered certificates.

The Cap Contracts, if any, Are Subject to Counterparty Risk

The assets of the trust may include cap contracts, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the certain certificates.  To the extent that distributions on those certificates depend in part on payments to be received by the trust administrator under the related cap contract, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the counterparty to the related cap contract.  Although there will be a mechanism in place to facilitate replacement of any cap contracts upon the default or credit impairment of the cap contract counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement cap contract.

Lack of Liquidity

The underwriter intends to make a secondary market in the classes of certificates actually purchased by it, but has no obligation to do so.  There is no assurance that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Rights of Beneficial Owners May Be Limited by Book Entry System

Ownership of the offered certificates will be registered electronically with The Depository Trust Company.  The lack of physical certificates could:

·

result in distribution delays on the offered certificates because the trust administrator will be sending distributions on the certificates to The Depository Trust Company instead of directly to you;

·

make it difficult to pledge the offered certificates if physical certificates are required by the party demanding the pledge; and

·

hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form.

Nature of the Loans

The loans in the trust were originated without regard to whether such loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these loans than with loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FORWARD LOOKING STATEMENTS

We use certain forward looking statements herein.  These forward looking statements are found in the material, including each of the tables, set forth under “Risk Factors”.  Forward looking statements are also found elsewhere herein and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date hereof.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

(1)

economic conditions and industry competition;

(2)

political and/or social conditions; and

(3)

the law and government regulatory initiatives.

We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

DEFINED TERMS

We define and use capitalized terms herein to assist you in understanding the terms of the offered certificates and this offering.  We define the capitalized terms we use herein under the caption “Glossary of Terms” herein.

DESCRIPTION OF THE MORTGAGE LOANS

General

Statistical information regarding the Loans and related Mortgaged Properties as of the Cut-off Date is presented in the related term sheet.

The information set forth therein is based on servicing records and representations about the Loans that were made by the related Loan Seller at the time it sold the Loans.

Prior to the issuance of the certificates, Loans may be removed from the trust as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or desirable, and may be prepaid at any time.  A limited number of other Loans may be included in the trust prior to the issuance of the certificates unless including such Loans would materially alter the characteristics of the Loans as described herein.  The depositor believes that the information set forth herein with respect to the Loans will be representative of the characteristics of the trust as it will be constituted at the time the certificates are issued, although the maturities and certain other characteristics of the Loans may vary.

Unless otherwise noted, all statistical percentages or weighted averages set forth in the related term sheet are measured as a percentage of the aggregate Cut-off Date Principal Balance.

STATIC POOL INFORMATION

The depositor shall make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located at http://www.ubs.com/regulationab.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATORS

Approximately 95.42% of the Cut-off Date Principal Balance of the Loans have been originated by American Home Mortgage Corp. (“American Home”) and no other entity is an originator with respect to 20% or more of the Loans.

American Home Mortgage Corp.

General

American Home is a New York corporation.  American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center.  American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia.  American Home has been originating mortgage loans since its incorporation in 1998, and has been originating hybrid mortgage loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of “short reset” adjustable-rate mortgage (“ARM”) loans (which include one-month to three-month ARM loans, six-month ARM loans, one-year ARM loans, 2/1 hybrid ARM loans, 3/1 hybrid ARM loans and negative amortization loans) for the past three years:

Short Reset ARM Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005
Number of Loans	9,652	21,858	28,177
Principal Balance	$2,019,187,747	$5,258,161,603	$9,538,959,441

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

For the underwriting guidelines of American Home, see “Underwriting Standards — American Home Mortgage Corp.” in this term sheet supplement.

UNDERWRITING STANDARDS

General

The Loans have either been originated by a Loan Seller or purchased by a Loan Seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that Loan Seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section “—General,” or the following section pertaining to Accredited Home Lenders, Inc. and its related Loans.

A majority of the Loans are “conventional non-conforming mortgage loans” (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Department of Veteran Affairs or which do not qualify for sale to Fannie Mae or Freddie Mac and are secured by second liens on one- to four-family residential properties).

The underwriting standards applicable to the Loans typically differ from, and are, with respect to a substantial number of Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower’s financial condition, the borrower will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two  to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the borrower’s monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective borrower’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

Certain of the Loans have been originated under alternative documentation, streamlined documentation, reduced documentation, “lite” documentation, stated income, low/limited or “Express” documentation, no stated income, no ratio, “NIV” or no documentation programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a streamlined documentation program, a borrower’s income and assets that have been previously documented are re verified, and any additional documentation and verification is limited. Under a reduced documentation program, verification of either a borrower’s stated income or stated assets, but not both, is undertaken by the originator. Under a “lite” documentation, “stated income” or “NIV” program, a borrower is required to state both their income and assets, but the originator only undertakes to verify such borrower’s assets. Under low/limited or “Express” documentation program, the amount of documentation required to document a borrower’s income and assets is limited. Under a no stated income program or a no ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower’s income will be undertaken. Under a no documentation program, the borrower is not required to state either their income or assets, and accordingly no verification of such borrower’s income or assets is undertaken by the originator. The underwriting for such Loans may be based primarily or entirely on other factors, such as an appraisal of the mortgaged property, the loan-to-value ratio at origination and the borrower’s credit score and previous mortgage payment history.

The adequacy of the mortgaged property as security for repayment of the related Loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

Certain of the Loans were purchased from various originators pursuant to the transferor’s conduit loan origination program (the “UBS Conduit”). Pursuant to the program, the transferor purchases loans originated by the participating originators if the loans satisfy the underwriting guidelines of the program, which underwriting guidelines are substantially similar to the guidelines described above.

Underwriting Standards — American Home Mortgage Corp.

The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations.  Exceptions to the underwriting standards may be permitted where compensating factors are present.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes.  Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both.  For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both.  Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report.  A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700.  For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home’s senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis.  Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.  For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting.  Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation.   Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

American Home is an affiliate of American Home Mortgage Servicing, Inc., one of the Servicers.

THE SPONSOR

General

UBS Real Estate Securities, Inc. (“UBSRES”) is a Delaware corporation that is engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization or portfolio.  The sponsor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

Securitization Program

UBSRES has been engaged in the securitization of a variety of assets since 1983.  During the 2003, 2004 and 2005 fiscal years, UBSRES securitized approximately $26,586,046,432, $23,715,469,420 and $9,044,655,402 of financial assets.

The following table describes size, composition and growth of UBSRES’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	1,831	$704,818,691.15	15,172	$4,196,433,786.47	7,319	$2,141,793,872.88
Alt-A Fixed	30,014	$4,808,312,278.14	33,732	$5,578,131,022.96	12,658	$2,301,424,102.78
Prime ARM	5,510	$2,097,734,162.54	12,527	$5,574,915,529.55	3,447	$1,201,231,043.87
Prime Fixed	29,586	$14,090,593,768.16	10,566	$4,822,540,192.90	2,831	$1,072,342,586.00
Reperforming	0	None	162	$24,426,327.00	142	$16,680,656.00
Scratch&Dent	0	None	1,133	$188,828,039.00	2,411	$337,609,459.00
Seconds	0	None	0	None	4,788	$247,087,151.00
SubPrime	27,665	$4,327,714,923.39	20,424	$2,603,908,932.00	5,489	$982,036,702.30
Seasoned	1,174	$556,872,608.80	1,724	$726,285,590.60	2,444	$744,449,828.62

Through the use of subservicers, UBSRES may contract for the servicing of loans.  The trust fund may include loans subserviced on behalf of UBSRES as owner of the related servicing rights.

UBSRES typically acquires loans from third party originators.  Employees of UBSRES or its affiliates will structure securitization transactions in which  loans are sold to the depositor.  In consideration for the sale of loans, the depositor will cause the issuance of the Certificates that are entitled to the cashflows from such loans and enter into an arrangement with one or more underwriters for the purchase of such Certificates.

Pursuant to the agreement conveying assets from UBSRES to the depositor, UBSRES may make representations and warranties relating to certain characteristics of such assets.  Breaches of such representations and warranties that materially affect the value of the related loan or the interests of the related securityholders in such loan will result in an obligation on the part of UBSRES to cure, repurchase or substitute for such loan.  In certain situations, rather than making such representations and warranties itself, UBSRES may assign its interest under the related purchase agreement pursuant to which it acquired the loans from the related originator.

THE DEPOSITOR

Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc.  The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York.  Its telephone number is (212) 713-2000.

The depositor has been engaged in the securitization of loans since its incorporation in 1987.  The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans.  The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the Certificates, the depositor will have limited or no obligations with respect to the Certificates and the Trust.  Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the assets, certain actions with respect to the creation of a security interest in the assets, to arrange for derivative instruments or replacement instruments to be included in a trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Exchange Act, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

The depositor does not have, nor is it expected in the future to have, any significant assets.  We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

Since the depositor’s main securitization experience is in connection with securitization of assets sold by the sponsor to the depositor, the depositor’s portfolio of assets securitized are similar to the securitization experience described above under “The Sponsor”.

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, N.A. (“Wells Fargo Bank”), will act as the master servicer of the Loans pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, as master servicer, trust administrator and custodian, and U.S. Bank National Association, as trustee.

Primary servicing of the Loans will be provided for by American Home Mortgage Servicing, with respect to 95.42% of the Cut-off Date Principal Balance of the Loans, and certain other servicers, each of which will service less than 20% of the Cut-off Date Principal Balance of the Loans, in accordance with the applicable Servicing Agreement.  Each servicer will be responsible for the servicing of the related Loans subject to the related Servicing Agreement, and the master servicer will be required to supervise, monitor and oversee the performance of each servicer. In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the servicer, and will either find a successor servicer or will assume the primary servicing obligations for the related Loans.

The Master Servicer

Wells Fargo will act as master servicer, trust administrator and custodian under the Pooling and Servicing Agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and customer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the sponsor, the sellers and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

As master servicer, Wells Fargo is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of their respective Servicing Agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The master servicer also reviews the servicing of defaulted mortgage loans for compliance with the terms of the Pooling and Servicing Agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer.  Upon the failure of any servicer to make a required advance of delinquent monthly payments on the Mortgage Loans, the master servicer will be required to terminate the defaulting servicer and to make such advance to the extent that the master servicer determines such advance is recoverable from subsequent payments or recoveries on the related mortgage loan.  As of November 30, 2005, Wells Fargo was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

Wells Fargo serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As trust administrator, Wells Fargo is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K  and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust.  Wells Fargo has been engaged in the business of trust administration since June 30, 1995.  As of November 30, 2005, Wells Fargo was acting as trust administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo also will act as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement.  In such capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Loan files on behalf of the trustee and the certificateholders.  Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.  As of November 30, 2005, Wells Fargo was acting as custodian of more than nine million files.

Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust.  The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Servicers

American Home Mortgage Servicing, Inc.

American Home Mortgage Servicing, Inc. (“American Home Servicing”), referred to in this term sheet supplement as a Servicer and in this section as the Servicer, is a Maryland corporation.  The Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.  The Servicer has been servicing mortgage loans since its incorporation in 1972.  The Servicer may use subservicers with respect to all or a portion of the mortgage loans, although American Home Servicing is not using any subservicers as of the Cut-off Date.

American Home Servicing will send statements to borrowers and process the payments as received by depositing them within two business days into a custodial account.  If the borrower is delinquent, American Home Servicing will attempt to contact the borrower in an effort to make the borrower current.  If the borrower is delinquent for 90 days or more, American Home Servicing will begin the foreclosure process with respect to the borrower.  As part of the foreclosure process, a sale of the property may occur in which American Home Servicing may take possession of the property as “real estate owned” property, commonly known as an REO property.  American Home Servicing will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of American Home Servicing’s portfolio of “short reset” adjustable-rate mortgage (“ARM”) loans (which include one-month to three-month ARM loans, six-month ARM loans, one-year ARM loans, 2/1 hybrid ARM loans, 3/1 hybrid ARM loans and negative amortization loans) for the past three years:

Short Reset ARM Loans	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005
Number of Loans	6,328	20,751	36,698
Principal Balance	$1,103,705,297	$4,762,653,643	$11,109,065,096

American Home Servicing is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer, or a sub-servicer.  American Home Servicing is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations.  American Home Servicing outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property.  However, all servicing decisions are made by American Home Servicing.

American Home Servicing is an affiliate of American Home Mortgage Investment Corp., also referred to in this section as AHMIC, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”.  American Home Servicing is a “taxable REIT subsidiary” of AHMIC.

Collections on the related mortgage loans will be maintained in a payment clearing account for two days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are hybrid mortgage loans, American Home Servicing will be required to change the calculation of the monthly payment on each mortgage loan after the initial fixed-rate period.  American Home Servicing has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

American Home Servicing will generally only have the ability to modify Loans in the case the related borrower is in default.  If American Home Servicing reduces the borrower’s monthly payment, the amount payable to the Trust may be reduced.

American Home Servicing does not have any custodial responsibility for the assets.  The Custodian has sole responsibility pursuant to the custodial agreement.

American Home Servicing is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

American Home Servicing is an affiliate of American Home Mortgage Corp., one of the originators.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement.  The Pooling and Servicing Agreement requires the master servicer to enforce the servicers’ obligations to service the Loans pursuant to the related Servicing Agreements.  The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Servicing Agreements, (vi) the Net WAC Rate Carryover Reserve Account and the trust administrator’s rights under the cap contract, if any, and (vii) the rights of the depositor under the Mortgage Loan purchase agreement.

The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement.  In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” in this term sheet supplement.

The certificates will be transferable and exchangeable at the corporate trust office of the trust administrator.

Assignment of the Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Loan due after the Cut-off Date.  The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor.  Each Loan transferred to the trust will be identified on a Loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement.  The Loan schedule will include information such as the Cut-off Date Principal Balance of each Loan, its Mortgage Rate as well as other information with respect to each Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed to the trustee on behalf of the certificateholders and the other related documents.  In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator.

Assignments of the Loans to the trustee (or its nominee) will be recorded by the applicable servicer in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel addressed to the trustee, such recording is not required to protect the trustee’s interests in the Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the transferor, (ii) in states where recordation is not required by either Rating Agency to obtain the initial ratings on the certificates described under “Ratings” in the prospectus supplement or (iii) with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.  Instead, pursuant to each Servicing Agreement the applicable servicer will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  It is not expected that the assignments of mortgages will be required to be recorded in any jurisdiction.

Within 45 days of the closing date, the trustee, or a custodian on its behalf, will review the Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Loan or other related document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the transferor, by the trustee, or a custodian on its behalf, the transferor will be obligated to either (i) substitute for such Loan a qualified substitute Loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Loan at the Purchase Price.  The Purchase Price will be required to be remitted to the master servicer for deposit in the Distribution Account on or prior to the next succeeding determination date as set forth in the related Servicing Agreement after such obligation arises.  The obligation of the transferor to repurchase or substitute for a Deleted Loan is the sole remedy regarding any defects in the Loans and other related documents available to the trustee or the certificateholders.

Pursuant to the Pooling and Servicing Agreement, the transferor will make, among others, the following representations and warranties with respect to each Loan as of the Closing Date:

(i)

The information set forth in the Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Loan Schedule;

(ii)

Immediately prior to the transfer and assignment contemplated herein, the Transferor was the sole owner and holder of the Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

(iii)

The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Master Servicer with, any Mortgage establishes in the Transferor a valid and subsisting first lien on the property described therein and the Transferor has full right to sell and assign the same to the Trustee;

(iv)

Neither the Transferor nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Master Servicer pursuant to Section 2.01;

(v)

All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item that remains unpaid; and the Transferor has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

(vi)

The Mortgaged Property is undamaged by water, fire, earthquake or other earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and to the best of the Transferor’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(vii)

The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Transferor;

(viii)

Except for Loans secured by co op shares and Loans secured by residential long term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Transferor’s knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(ix)

The Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Loan is not usurious;

(x)

To the best of the Transferor’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(xi)

Except with respect to Certain Loans, payments required to be made up to but not including the Due Date immediately preceding the Cut-Off Date for such Loan under the terms of the related Mortgage Note have been made;

(xii)

The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Transferor’s knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

(xiii)

All Loans were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory lending laws;

(xiv)

No Loan is a High Cost Loan or Covered Loan, as applicable, and no Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.  No Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Loan is in violation of any comparable state or local law;

(xv)

No Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6 Revised, Appendix E);

(xvi)

The proceeds of the Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

(xvii)

The Loan (except any Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Transferor is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Transferor’s interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Transferor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

(xviii)

The Mortgaged Property securing each Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense;

(xix)

To the best of the Transferor’s knowledge, no foreclosure action is currently threatened or has been commenced with respect to the Loan and the Transferor has not waived any default, breach, violation or event of acceleration;

(xx)

No Mortgage Note or Mortgage is subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

(xxi)

Each Mortgage Note is payable in monthly payments;

(xxii)

Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

(xxiii)

To the best of the Transferor’s knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxiv)

Each Mortgaged Property consists of a one to four unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned-unit development or, in the case of Loans secured by co op shares, leases or occupancy agreements;

(xxv)

The Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(xxvi)

With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

(xxvii)

In the event that the Mortgagor is an inter vivos “living” trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

(xxviii)

If the Loan is secured by a long term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence; (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(xxix)

The Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(xxx)

The Loan was underwritten in accordance with the underwriting guidelines of the related Loan Seller in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxxi)

The Loan Seller used no adverse selection procedures in selecting the Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for sale to the Transferor;

(xxxii)

With respect to each Loan, the Transferor is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned;

(xxxiii)

As of the Cut-off Date, the range of original Loan-to-Value Ratios of the Loans is within the ranger specified in the Pooling and Servicing Agreement, and a certain specified number of Loans, representing a certain specified percentage of the Cut-off Date Pool Balance, had Loan-to-Value Ratios at origination in excess of 80.00%.  Each such Loan is subject to a Primary Insurance Policy;

(xxxiv)

With respect to each Loan, the related Servicing Agreement requires the related Servicer to deposit into the related Protected Account an amount equal to all payments of principal and interest on such Loan that are delinquent at the close of business on the related Determination Date and not previously advanced by such Servicer.  The obligation of such Servicer to advance such payments as to such Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless such Servicer deems such advance to be nonrecoverable from liquidation proceeds, REO disposition proceeds, condemnation proceeds or insurance proceeds with respect to such Loan;

(xxxv)

With respect to each Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and, at the time such Loan was originated, each prepayment penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

(xxxvi)

No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Loan.  No proceeds from any Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Loan;

(xxxvii)

No subprime Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years.  Any Loans originated prior to such date, and any non-subprime loans, will not impose prepayment penalties in excess of five years;

(xxxviii)

The Servicer for each Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit filed to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xxxix)

No Loan originated on or after August 1, 2004 requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Loan transaction.

Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Loan and related loan documents, the transferor will have a period of 90 days after the earlier of discovery or notice of the breach to effect a cure.  If the breach cannot be cured within the 90-day period (subject to certain time extensions), the transferor will be obligated to purchase the Loan at the Purchase Price or substitute an eligible substitute loan or loans for the affected Loan.  The Purchase Price will be required to be deposited in the collection account on or prior to the date the master servicer is required to remit amounts on deposit in the collection account to the trust administrator for deposit into the Distribution Account in the month after the purchase obligation arises.  The obligation of the transferor to purchase or substitute for a defective Loan is the sole remedy regarding breaches of representations and warranties relating to the Loans available to the trustee or the certificateholders.

In connection with the substitution of a Loan, the transferor will be required to remit any Substitution Adjustment Amount, if applicable.

Collection and Other Servicing Procedures

Each servicer will act in accordance with the servicing standard set forth in the applicable Servicing Agreement to ensure that all payments required under the terms and provisions of the Loans that it is servicing are collected, and will be required to follow collection procedures comparable to the collection procedures of mortgage lenders servicing Loans for its own account, to the extent such procedures are consistent with the applicable Servicing Agreement and any primary mortgage insurance policy.  Consistent with the foregoing, each servicer may in its discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Loan that it is servicing, subject to the restrictions set forth in the applicable Servicing Agreement.

If a Mortgaged Property has been or is about to be conveyed by the borrower and the applicable servicer has knowledge thereof, that servicer will be required to accelerate the maturity of the Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law.  If it reasonably believes that the due on sale clause cannot be enforced under applicable law, the applicable servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the borrower, to the extent permitted by applicable law, remains liable thereon.  Generally, the servicers will retain any fee collected for entering into an assumption agreement, as additional servicing compensation.  In regard to circumstances in which the servicers may be unable to enforce due on sale clauses, see “Certain Legal Aspects of Residential Loans—Enforceability of Certain Provisions” in the base prospectus.

As provided in the Servicing Agreements, the servicers will be required to establish and maintain one or more accounts (each, a “Servicing Account”) into which the servicers will deposit and retain all collections from the borrower for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the borrower as provided in the Servicing Agreements.  Each Servicing Account and the investment of deposits in those accounts must comply with the requirements of the Servicing Agreements and must meet the requirements of the Rating Agencies.  Withdrawals of such amounts from the Servicing Accounts may be made only to remit funds to the master servicer on the applicable Servicer Remittance Date, to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer or servicer for any advances made with respect to such items, to refund to any borrower any sums as may be determined to be overages, to pay interest, if required, to borrowers on balances in the Servicing Accounts, to pay earnings not required to be paid to borrowers to the servicers, or to clear and terminate the Servicing Accounts at, or at any time after, the termination of the applicable Servicing Agreements.

The servicers will be required to maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

Each servicer will be required to maintain and keep, or cause to be maintained and kept, with respect to each Loan that it is servicing, other than a loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the unpaid principal balance of the Loan or the maximum insurable value of the improvements securing such Loan and containing a standard mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy.  Any amounts collected by the servicers under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the borrower in accordance with normal servicing procedures) shall be deposited in a Protected Account (as defined below).  Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Loan so permit.  Such costs shall be recoverable by the related servicer out of related late payments by the borrower or out of insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.  The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Although the policies relating to the Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law.  Such policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause typically provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

If the Mortgaged Property securing a Loan is located at the time of origination in a federally designated flood area, the applicable servicer generally will be required to cause to be maintained with respect to such Loan flood insurance to the extent available and in accordance with industry practices.  Such flood insurance generally will be in an amount equal to the lesser of (i) the unpaid principal balance of the related Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

The servicers, on behalf of the trustee and certificateholders, will be required to present claims to the insurer under any applicable hazard or flood insurance policy.  As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a Protected Account.  The servicers are required to deposit in a Protected Account the amount of any deductible under a blanket hazard insurance policy.

Realization upon Defaulted Loans

Each servicer will be required to take such action as it deems to be in the best interest of the trust with respect to defaulted Loans that it is servicing and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Loans as to which no satisfactory collection arrangements can be made.  To the extent set forth in the related Servicing Agreement or any primary mortgage insurance policy, each servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure and liquidation of the related mortgaged property in accordance with procedures that the servicer employs and exercises in servicing and administering Loans for its own account and which are in accordance with mortgage servicing practices of mortgage lenders servicing Loans of the same type as the applicable Loans.

Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted Loan together with accrued interest thereon at its Mortgage Interest Rate.

Servicing and Master Servicing Compensation and Payment of Expenses

The master servicer will be entitled to compensation for its activities under the Pooling and Servicing Agreement as set forth therein.  Such compensation will be paid prior to distributions on the certificates.  Each of the servicers will be entitled to receive a fee (the “Servicing Fee”) as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each Loan it services as of the due date in the month preceding the month in which the related Distribution Date occurs.  However, Prepayment Interest Shortfalls on the Loans in any Prepayment Period will be required to be offset by the related servicer (or the master servicer to the extent the related servicer fails to offset) on the related Distribution Date to the extent of Compensating Interest payments required to be made as described in this terms sheet supplement.

In addition to the primary compensation described above, the applicable servicer generally will retain all prepayment premiums, penalties and charges and, if any (and to the extent not retained by the applicable servicer, prepayment premiums, penalties and charges will be distributed to the holders of the Class P certificates), assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from borrowers.

The applicable servicer will be required to pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the prospectus supplement).

Protected Accounts

Each servicer will be required to establish and maintain one or more accounts (the “Protected Accounts”) into which it will deposit daily all collections of principal and interest on any Loans that it is servicing, including principal prepayments, insurance proceeds, liquidation proceeds, the Purchase Price for any Loans repurchased, and advances made from the servicer’s own funds (less the applicable Servicing Fee).  All Protected Accounts and amounts at any time credited to them must comply with the requirements of the applicable Servicing Agreements and must meet the requirements of the Rating Agencies.

Collection Account and Distribution Account

The master servicer will be required to establish and maintain an account (the “Collection Account”) into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer’s own funds.  The Collection Account may be deemed to be a subaccount of the Distribution Account, and both the Collection Account and amounts at any time credited to it must comply with the requirements of the Pooling and Servicing Agreement and must meet the requirements of the Rating Agencies.  The master servicer will be required to deposit in the Collection Account at the close of business on the related Servicer Remittance Date, as received, the following amounts:

(1)

With respect to the Loans, all amounts received from the servicers as of the close of business on the related Servicer Remittance Date including:

(a)

all payments on account of principal of the Loans, including unscheduled principal prepayments on the Loans;

(b)

all payments on account of interest on the Loans adjusted to the Net Mortgage Rate;

(c)

all net insurance proceeds and net proceeds from the liquidation of Loans, including condemnation proceeds, to the extent those proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicer’s normal servicing procedures;

(d)

any amounts deposited in the Collection Account by the master servicer in connection with any losses on the investments permitted by the Pooling and Servicing Agreement;

(e)

any amounts deposited in the Collection Account by the master servicer in connection with a deductible clause in any blanket hazard insurance policy;

(f)

all proceeds of a primary mortgage guaranty insurance policy; and

(g)

the net monthly rental income from the REO Properties;

(2)

Advance amounts;

(3)

any amounts payable in connection with the purchase of any Loan and any Substitution Adjustment Amounts; and

(4)

Compensating Interest payments.

On the business day prior to each Distribution Date, the master servicer will withdraw or cause to be withdrawn from the Collection Account and will be required to remit to the trust administrator for deposit in the Distribution Account the Available Funds for such Distribution Date.

As compensation for its master servicing obligations, the master servicer will be entitled to receive all investment earnings on amounts in the Collection Account.

The trust administrator will be required to establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the “Distribution Account”), into which will be deposited on the day prior to each Distribution Date, amounts withdrawn from the Collection Account for distribution to certificateholders on each Distribution Date, any amounts the master servicer must deposit in connection with any losses on the investments permitted by the Pooling and Servicing Agreement and any other amounts required to be deposited under the Pooling and Servicing Agreement.  The Distribution Account will be an account meeting the eligibility requirements of the Pooling and Servicing Agreement.  Amounts on deposit in the Distribution Account may be invested for the benefit of the trust administrator in the investments permitted by the Pooling and Servicing Agreement maturing on or before the business day prior to the related Distribution Date unless the investments are invested in obligations of, or obligations managed by, the institution that maintains the Distribution Account, in which case the investments may mature on the related Distribution Date.

As compensation for its trust administrator obligations, the trust administrator will be entitled to receive all investment earnings on amounts in the Distribution Account.

Statements to Holders of Certificates

On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of the Certificates and to the depositor a statement which may include the following information:

(1)

the applicable record dates, accrual periods, determination dates for calculating distributions and actual distribution dates;

(2)

the total cash flows received and the general sources thereof;

(3)

the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of the Certificates to prepare their tax returns or which a holder of Certificates reasonably requests for this purpose;

(4)

the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

(5)

the amount, if any, of the distribution allocable to principal (by class);

(6)

the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

(7)

the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

(8)

interest rates, as applicable, to the pool assets and the Certificates;

(9)

the beginning and ending balance of the Reserve Fund or similar account, if any, together with any material account activity;

(10)

the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

(11)

as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding;

(12)

the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

(13)

number and amount of pool assets, together with updated pool composition information;

(14)

the aggregate amount of any advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

(15)

if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

(16)

material breaches of pool asset representation or warranties or transaction covenants;

(17)

information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

(18)

information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

(19)

any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

(20)

the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

(21)

the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

(22)

as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

(23)

the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

(24)

the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

(25)

additional information as required under the related pooling and servicing agreement and specified in the prospectus supplement.

Information furnished pursuant to clauses (3), (5) and (6) above may be expressed as a dollar amount per minimum denomination security.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year.  This report will set forth the aggregate of amounts reported pursuant to clauses (3), (5) and (6) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.  Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of Certificates contemporaneously with the distribution on that particular class.  In addition, the monthly reports will be posted on the SEC’s website at http://www.sec.gov.

In addition, the master servicer or the trustee will file with the IRS and furnish to certificateholders the statements or information as may be required by the Code or applicable procedures of the IRS.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, each party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement and Servicing Agreements will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year~~.~~ or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee.  These items will be filed with the issuer’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer

The Pooling and Servicing Agreement will generally provide that the master servicer may resign from its obligations and duties thereunder upon appointment of a successor and receipt by the trustee of confirmation from each Rating Agency that such resignation and appointment will not result in a downgrade of the ratings of any of the certificates (such determination to be made without regard to the Policy) or upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law.  No such resignation will become effective until the trustee or a successor master servicer that is acceptable to the certificate insurer has assumed the obligations and duties of the master servicer to the extent required under the Pooling and Servicing Agreement.  The master servicer also has the right to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is acceptable to the certificate insurer and is qualified to service Loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.  If the trust administrator and the master servicer are the same entity, then at any time the trust administrator resigns or is removed as trust administrator, the master servicer shall likewise be removed as master servicer.

The Pooling and Servicing Agreement will generally provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the trust for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment made in good faith; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer’s duties or by reason of reckless disregard of the master servicer’s obligations and duties thereunder.  In addition, the Pooling and Servicing Agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability.  The master servicer may, however, undertake any such action which it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to it.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer will be entitled to be reimbursed therefor from the trust.

The Servicing Agreements generally provide similar protections to the servicers as are provided to the master servicer under the Pooling and Servicing Agreement described above.

Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that any such successor to the master servicer shall be qualified to service loans on behalf of Fannie Mae or Freddie Mac.

The Pooling and Servicing Agreement will provide that the master servicer, the trust administrator, the depositor, the transferor, the custodians and any director, officer, employee or agent of the master servicer, the trust administrator, the depositor, the Certificate Insurer, the custodians or the transferor will be indemnified by the trust and will be held harmless against any loss, liability or expense (i) that is incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) that is incurred in connection with the performance of their respective duties and obligations and the exercise of or the failure to exercise their rights under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of such duties or incurred by reason of reckless disregard of their duties and obligations under the Pooling and Servicing Agreement, or (iii) that is incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the certificates.  The trust shall fulfill such obligation from amounts on deposit in the Collection Account.

Events of Servicing Termination

An “Event of Servicing Termination” with respect to the master servicer under the Pooling and Servicing Agreement will consist of, among other things, (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for one business day, (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it that materially affects the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the master servicer, (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, (v) admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, or (vi) the assignment or delegation by the master servicer of its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions in the Pooling and Servicing Agreement permitting such assignment or delegation.

In each and every such case, so long as such Event of Servicing Termination with respect to the master servicer shall not have been remedied, the trustee may (i) at the written direction of the holders of certificates aggregating ownership of not less than 25% of the voting rights described below under “—Voting Rights,” or (ii) if such Event of Servicing Termination is related to a failure by the master servicer to make any Advance required to be made by it pursuant to the terms of the Pooling and Servicing Agreement, the trustee shall, in each case by notice in writing to the master servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the master servicer under the Pooling and Servicing Agreement and in and to the Loans master serviced by the master servicer and the proceeds thereof.  Upon the receipt by the master servicer of such written notice, all authority and power of the master servicer under the Pooling and Servicing Agreement, whether with respect to the certificates, the Loans, the Servicing Agreements, or under any other related agreements (but only to the extent that such other agreements relate to the Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee.

Upon receipt by the master servicer of a notice of termination or delivery of an opinion of counsel to the trustee to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for in the Pooling and Servicing Agreement and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement; provided, however, that the trustee (i) will be under no obligation to repurchase any Loan; and (ii) will have no obligation whatsoever with respect to any liability incurred by the prior master servicer.  As compensation therefor, the trustee shall be entitled to all funds relating to the Loans and all other compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred.  Notwithstanding the above, the trustee may, if it is unwilling so to act, or shall, if it is legally unable so to act or is requested in writing to do so by holders of certificates aggregating not less than 25% of the voting rights, appoint, or petition a court of competent jurisdiction to appoint, any established Loan servicing institution and is a Fannie Mae or Freddie Mac approved seller/servicer (and which meets certain other requirements provided in the Pooling and Servicing Agreement) as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement.  Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement.  In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation may not be in excess of the compensation permitted the master servicer as provided above, and that such successor will be required to undertake and assume the obligations of the master servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement.  Notwithstanding the foregoing, in the case of such appointment and assumption, the trustee will be entitled to reimbursement from the master servicer or the trust (provided that the trust will be entitled to reimbursement from the master servicer) for any costs and expenses incurred in connection with the appointment of such successor master servicer.

Under each Servicing Agreement, an event of default by a servicer will generally occur if:  (a) the servicer fails to remit to the master servicer or the trust administrator, as applicable, any payment required to be made under the related Servicing Agreement which continues unremedied for the period specified in the related Servicing Agreement, (b) the servicer fails to duly observe or perform in any material respect any other of the covenants or agreements of the servicer set forth in the related Servicing Agreement which continues unremedied for the period set forth in the related Servicing Agreement, (c) certain insolvency events occur with respect to the servicer, or (d) if the servicer ceases to be approved as a servicer by Fannie Mae or Freddie Mac.

In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required under the Pooling and Servicing Agreement to enforce any remedies against the servicer, and will be required under the Pooling and Servicing Agreement to either find a successor servicer or assume the primary servicing obligations for the related Loans itself as set forth in the applicable Servicing Agreement.

Advances

If the scheduled payment on a Loan which was due on a related due date is delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the master servicer on its Servicer Remittance Date, an amount equal to such delinquency, net of the Servicing Fee except to the extent the servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Loan for which such advance was made.  Subject to the foregoing, such advances will be made by the servicers through liquidation of the related Mortgaged Property.  If the applicable servicer fails to remit any required advance, the master servicer will be required, subject to a recoverability determination, to deposit such advance in the Distribution Account not later than one business day prior to the related Distribution Date to the same extent the related servicer is required to make such advance pursuant to the related Servicing Agreement.  Any failure of the master servicer to make such advances would constitute an Event of Servicing Termination as discussed under “—Events of Servicing Termination” above.  The trustee, as successor master servicer, will be required to make any advance which the master servicer was required to make but failed to so make.

Modifications

In instances in which a Loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or servicer may permit servicing modifications of the Loan rather than proceeding with foreclosure.  However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following.  Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a Loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the Loan, will be required to be fully amortized over the remaining term of the Loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any Loan shall not be extended beyond the assumed final distribution date.  No servicing modification with respect to a Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate.  Further, the aggregate current principal balance of all Loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any Loan will be reduced to reflect any related servicing modifications previously made.  The mortgage rate and Net Mortgage Rate as to any Loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the term sheet) payable on the offered certificates will not be affected by the servicing modification.

The Trustee

U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, will be named trustee pursuant to the Pooling and Servicing Agreement.  In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations until a successor master servicer is appointed.

The principal compensation to be paid to the trustee in respect of its obligations under the Pooling and Servicing Agreement will be set forth in a separate agreement between the trustee and the master servicer and such fee is required to be paid by the master servicer from its own compensation.

The Pooling and Servicing Agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by  the trustee, arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the trustee under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the trustee’s obligations and duties under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee in respect of the foregoing indemnification may be withdrawn and paid to the trustee, prior to the making of distributions to certificateholders.

The Trust Administrator

Wells Fargo Bank, N.A., a national banking association, will act as trust administrator pursuant to the Pooling and Servicing Agreement.  The trust administrator’s offices for purposes of presentment of certificates for registration of transfer, exchange or final payment is Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services—MASTR Adjustable Rate Mortgages Trust 2006-OA1, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Corporate Trust Services— MASTR Adjustable Rate Mortgages Trust 2006-OA1.  The trust administrator will be entitled to compensation for its activities under the Pooling and Servicing Agreement equal to the investment earnings on all amounts on deposit in the Distribution Account.  The Pooling and Servicing Agreement will provide that the trust administrator and any director, officer, employee or agent of the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense:  (i) that is incurred by the trust administrator arising out of or in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the Certificates; (ii) that is incurred by the trust administrator arising out of or in connection with the performance of its obligations and duties under the Pooling and Servicing Agreement; or  (iii) that is incurred by reason of any action or inaction of the trust administrator taken at the direction of the holders of the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trust administrator’s duties under the Pooling and Servicing Agreement or that does not constitute an “unanticipated expense” within the meaning of the REMIC provisions of the Code.  The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

In the event the trust administrator is terminated or resigns pursuant to the Pooling and Servicing Agreement, the trustee or another successor trust administrator will be appointed to perform the obligations of the trust administrator.  The trustee or successor trust administrator will be entitled to be reimbursed by the master servicer for all reasonable costs and expenses associated with the transfer of the duties of the trust administrator and will be entitled to compensation equal to the compensation received by the trust administrator.  If the master servicer and the trust administrator are the same entity, then at any time the master servicer is terminated or resigns as master servicer, the trust administrator shall likewise be removed as trust administrator.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Senior Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates.  At all times 1% of all votings rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates.  The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment

The Pooling and Servicing Agreement may be amended under the circumstances set forth under “Description of the Securities—Amendment” in the base prospectus but only with the consent of the NIMS Insurer, if any.

Termination

The majority holder of the Class C Certificates will have the right to direct the master servicer to purchase all of the Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 5% of the aggregate Principal Balance of the Loans as of the Cut-off Date (the first such Distribution Date being the “Optional Termination Date”).  The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date.  In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Loans and the appraised value of any REO Properties and (ii) the fair market value of the Loans and REO Properties, in each case plus accrued and unpaid interest for each Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, any unpaid Servicing Fees allocable to such Loans and REO Properties, and any accrued and unpaid Net WAC Rate Carryover Amounts.

REPORTS TO CERTIFICATEHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning the Trust to all registered holders of the Certificates with respect to the Trust as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

So long as the Issuer is required to file reports under the Exchange Act, those reports will be made available as described above under “Additional Information” in the base prospectus.

If the Issuer is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the sponsor’s website referenced above under “Additional Information” in the base prospectus as soon as practicable.  Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the Certificates upon request free of charge.  See “The Pooling and Servicing Agreement — Evidence as to Compliance” and “The Pooling and Servicing Agreement —  Statements to Holders of Certificates” herein.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion, insofar as it states conclusions of law, represents the opinion of McKee Nelson LLP, special counsel to the depositor.

Elections will be made to treat designated portions of the trust as multiple separate REMICs (the “Upper-Tier REMIC” and one or more “Lower-Tier REMICs”) for federal income tax purposes.  The Upper-Tier REMIC holds REMIC regular interests issued by a Lower-Tier REMIC that will hold either Loans or REMIC regular interests issued by another Lower-Tier REMIC, as set forth in the Pooling and Servicing Agreement.  The Offered Certificates will represent ownership of “regular interests” in the Upper-Tier REMIC.  The Class R certificates will represent ownership of the sole class of “residual interest” issued by each REMIC created pursuant to the pooling and servicing agreement.

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a notional principal contract (the “Cap Contract”). The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that the maximum interest rate of the corresponding REMIC regular interest will equal the Net WAC Rate Cap.

Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Federal Income Tax Considerations—REMICs—Taxation of Owners of Regular Securities” in the base prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

Allocations.  A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.

For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the Trust Administrator will assume that the Cap Contract components will have nominal value or such other value as specified in the Pooling and Servicing Agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, See “Federal Income Tax Considerations—REMICs —Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities” in the base prospectus.

Original Issue Discount.  The REMIC regular interest component of an Offered Certificate may be issued with original issue discount (“OID”). A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Federal Income Tax Considerations—REMICs —Taxation of Owners of Regular Securities—Original Issue Discount” in the base prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be specified in the prospectus supplement.  No representation is made that the Loans will prepay at any given rate.

The Cap Contract Components.  The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.  As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates.  The REMIC regular interest components of Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Considerations—Special Tax Attributes—REMIC Certificates” in the base prospectus. The Cap Contract components of the Offered Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally will not be a suitable investment for a REMIC.

REMIC Taxes and Reporting

It is not anticipated that the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code.  However, in the event that any such tax is imposed on the trust, such tax will be borne:

(1)

by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

(2)

by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

(3)

by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement; and

(4)

otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the certificates.

See “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the base prospectus.

The responsibility for filing annual federal information returns and other reports will be borne by the master servicer.  See “Federal Income Tax Consequences—REMICs—Administrative Matters” in the base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the base prospectus.

ERISA CONSIDERATIONS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA Considerations” in the base prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described herein and in the base prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

Application of the Underwriter’s Exemption

The U.S. Department of Labor has granted individual administrative exemptions to UBS Securities LLC (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the mortgage loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA Considerations” in the base prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates, other than the Residual Certificates (excluding the right to receive payments from the supplemental interest trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

The rating of a security may change.  If a class of certificates is no longer rated at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any offered certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trust administrator unless the trust administrator receives the following:

●

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trust administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

●

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

●

an opinion of counsel satisfactory to the trust administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the trustee, the trust administrator, the depositor, the transferor or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

RATINGS

It is a condition to the original issuance of the offered certificates that each class of offered certificates will have received the ratings set forth in the term sheet.

The ratings will be the views only of the Rating Agencies. We cannot assure that any ratings will continue for any period of time or that the ratings will not be revised or withdrawn. Any revision or withdrawal of the ratings may have an adverse effect on the market price of the offered certificates.

A securities rating addresses the likelihood of the receipt by the certificateholders of distributions on the offered certificates. The ratings on the offered certificates do not constitute statements regarding the possibility that the certificateholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The ratings assigned by the Rating Agencies to mortgage pass through certificates address the likelihood of the receipt of all distributions on loans by certificateholders under the agreements pursuant to which the certificates are issued. The ratings of the Rating Agencies take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings assigned by the Rating Agencies do not, however, constitute statements regarding the likelihood or frequency of prepayments on loans, the collection of prepayment premiums, penalties or charges on the Loans, or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

The depositor has not requested a rating of the offered certificates by any rating agency other than S&P and Moody’s. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by S&P and Moody’s.

The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of offered certificates in accordance with the Rating Agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The depositor will not request that any Rating Agency not monitor their ratings of the offered certificates, and the depositor will not request that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Senior Certificates and the Subordinate Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

The remaining Certificates will not constitute mortgage related securities for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of offered certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.  See “Legal Investment” in the prospectus.

GLOSSARY OF TERMS

“Advance” means any of the advances required to be made by the related servicer or the master servicer, as applicable, for any Distribution Date in an amount equal to the aggregate of all payments or principal and interest on the Loans, net of the Servicing Fee, that were due on the related due date, and that were not received by the related determination date as set forth in the applicable Servicing Agreement.

“Closing Date” means April 13, 2006.

“Code” means the Internal Revenue Code of 1986, as amended.

“Cut-off Date” means the close of business on March 1, 2006.

“Cut-off Date Principal Balance” is the aggregate Principal Balance of the Loans as of the Cut-off Date.

“Deleted Loan” is a Loan replaced or to be replaced by a Qualified Substitute Loan.

“Determination Date” with respect to any Distribution Date will be the first calendar day of the month in which such Distribution Date occurs.

“Distribution Date” means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in April 2006.

“Due Date” with respect to each Loan is the date on which the scheduled payment is due each month.

“Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Homeownership Act” means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

“Loans” are the adjustable-rate, negatively amortizing Loans secured by first liens on one to four-family residential properties with Principal Balances that may or may not conform to Fannie Mae and Freddie Mac loan limits.

“Loan Seller” means Wells Fargo Bank, N.A., certain originators under the transferor’s conduit origination program as described under “Underwriting Standards” herein and certain other loan sellers, each of which represents less than 5% of the Cut-Off Date Pool Balance of the Loans.  See “Underwriting Standards” herein.

“Mortgage Loan Purchase Agreement” means the Mortgage Loan Purchase Agreement, dated as of March 1, 2006, between the transferor and the depositor.

“Mortgage Pool” means the pool of Loans included in the trust.

“Mortgage Rate” is, with respect to each Loan, the per annum interest rate at which the Loan accrues interest.

“Mortgaged Property” is the property securing a Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

“Net Mortgage Rate” for any Loan is the applicable Mortgage Rate minus the Servicing Fee Rate.

“NIMS Insurer Default” means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

“Plan” means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

“Pool Balance” as of any date is equal to the aggregate of the Principal Balances of the Loans.

“Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of March 1, 2006, among the depositor, the transferor, the master servicer, the trust administrator, the custodian and the trustee.

“Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month’s interest at the Net Mortgage Rate on the Scheduled Principal Balance of the Loan, if such Loan was prepaid in full, or partial payment, if such Loan was not prepaid in full, as applicable, and (b) the excess of (i) the amount of interest actually received with respect to the portion of such Loan that was prepaid during the related Prepayment Period over (ii) the product of the Servicing Fee Rate and the Scheduled Principal Balance of the Loan.

“Prepayment Period” for any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

“Principal Balance” of any Loan as of any date is an amount equal to the principal balance of such Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Loan.

“Purchase Price” with respect to any Loan that is purchased by the transferor is a price equal to the outstanding Principal Balance of such Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicer, plus any costs and damages incurred by the trust in connection with any violation by such Loan of any predatory or abusive lending law.

“Qualified Substitute Loan” is a mortgage loan substituted by the originator for a Deleted Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Loan for a Deleted Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Loan; (iii) have the same Due Date as the Deleted Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan; (v) comply with each representation and warranty as to the Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vi) have been underwritten or re-underwritten by the related originator in accordance with the same underwriting criteria and guidelines as the Loans being replaced; (vii) be of the same or better credit quality as the Loan being replaced and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

“Realized Loss” means, with respect to any defaulted Loan that is charged off or finally liquidated, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the “Net Liquidation Proceeds”) in respect of such Loan.

“Record Date” means for any Senior Certificate issued in book-entry form, the business day immediately preceding such Distribution Date and for any physical certificate or any Senior Certificate that becomes a Definitive Certificate, will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

“Relief Act” means the Servicemembers Civil Relief Act or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code), in each case, as amended.

“Regular Certificates” means the certificates, other than the Residual Certificates and the Class P Certificates.

“REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

“Residual Certificates” means the Class R certificates.

“Servicer Remittance Date” means the day of each month that a servicer is required to remit funds to the master servicer pursuant to the related Servicing Agreement.  For each servicer the Servicer Remittance Date is generally the 18th day of each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).

“Servicing Agreements” means those certain servicing agreements relating to the servicing of the Loans by the Servicers.

“Servicing Fee” for any Distribution Date is an amount equal to one twelfth of the Servicing Fee Rate for the Loan on the Scheduled Principal Balance of the Loan.

“Servicing Fee Rate” means for each servicer the rate described in the applicable Servicing Agreement, as described under the caption “The Pooling and Servicing Agreement—Servicing and Master Servicing Compensation and Payment of Expenses” in this term sheet supplement.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

“Substitution Adjustment Amount” with respect to any Loan that is purchased by the originator is an amount equal to the excess of the Principal Balance of the related Deleted Loan over the Principal Balance of such Qualified Substitute Loan.

“UBS Conduit” has the meaning set forth under “Underwriting Standards” herein.